UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 25, 2012
Date of Report (Date of earliest event reported)

Sandalwood Ventures, Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-54507	68-0679096
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15-65 Woodstream Blvd,
Woodbridge, Ontario, Canada
L4L 7X6
(Address of principal executive offices)

Riverside House, Riverside Drive
Aberdeen, United Kingdom AB11 7LH
(Former Address of principal executive offices)

Telephone: (877) 275-2545
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements which involve risks and uncertainties, principally in the sections entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements.  We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” or “should,” or the negative of these terms or other comparable terminology.  Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Moreover, we operate in a very competitive and rapidly changing environment.  New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.  All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements, except as expressly required by law.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K.  Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K could negatively affect our business, operating results, financial condition and stock price.  Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

All dollar amounts used throughout this Report are in United States dollars, unless otherwise stated. All amounts in Canadian dollars used throughout this Report are preceded by CDN, for example CDN $500, is referring to $500 Canadian dollars.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 25, 2012, Sandalwood Ventures, Ltd. (the “Company”) entered into a Share Exchange Agreement with Eco-Tek Group Inc., an Ontario corporation (“Eco-Tek”) and its shareholders (the “Eco-Tek Shareholders”).  The Eco-Tek Shareholders included Luciana D’Alessandris, Jim Vogiatzis, Michael Zitser and Sergey Kartsev who in April 2012, entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), which closed in May 2012, and each purchased 1/4th of the total shares of common stock held by Edwin Slater, our then Chief Executive Officer (280,000,000 shares of common stock each or 1,120,000,000 shares of common stock in total, representing 93.7% of our total outstanding shares of common stock) for $5,000, or $20,000 in aggregate.

Pursuant to the Share Exchange Agreement, which closed on June 29, 2012, the Company acquired 100% of the outstanding shares of common stock of Eco-Tek in consideration for an aggregate of 125,000,000 shares of the Company’s common stock which have been agreed to be issued to the shareholders of Eco-Tek.

As described below, Eco-Tek blends and sells oil lubrication products.  It is anticipated that following the closing of the Share Exchange Agreement, the Company will change its business focus to that of Eco-Tek and will cease undertaking any mineral exploration activities.  In connection with this change in business focus, the Company anticipates letting the rights to its Sandalwood 1 Lode Claim expire in September 2012.

A copy of the Share Exchange Agreement is attached hereto and is hereby incorporated by this reference. All references to the Share Exchange Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

Effective June 25, 2012, Ira Morris, who held all 1,000 shares of the Company’s outstanding Series A Preferred Stock, which provided him 51% voting control over the Company, entered into a Stock Purchase Agreement (as amended and restated) with Luciana D’Alessandris, Jim Vogiatzis, Michael Zitser and Sergey Kartsev and purchased all 1,120,000,000 of the shares of common stock originally purchased by such individuals pursuant to the Stock Purchase Agreement with Mr. Slater, which closed in May 2012.  Subsequent to the closing of the purchase of the shares by Mr. Morris, Mr. Morris entered into a Cancellation of Shares Agreement with the Company and agreed to cancel 1,070,000,000 of the shares purchased in connection with the April 2012 Stock Purchase Agreement (described below under “Business”) in consideration for $20,000 and all 1,000 shares of the Series A Preferred Stock which he held (the “Cancellation” and the “Cancellation Agreement”).

As a result of the Cancellation and the Share Exchange Agreement, the Company will have 250,819,800 shares of common stock issued and outstanding, provided that the shares issuable in connection with the Share Exchange Agreement and cancellable in connection with the Cancellation Agreement have not been issued or cancelled as of the date of this filing, but will be issued and cancelled, respectively (the “Share Transactions”) shortly after the date of this filing.  Throughout the remainder of this report, the disclosures assume for all purposes that the Share Transactions have occurred.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As described above, effective June 29, 2012, the Company, Eco-Tek and the Eco-Tek Shareholders closed the transactions contemplated by the Share Exchange Agreement, and Eco-Tek became a wholly-owned subsidiary of the Company.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, the Company completed a Share Exchange Agreement, which caused the Company to cease being defined as a “shell company” under the Securities Act of 1933, as amended.  Item 2.01(f) of Form 8-K requires that if a registrant was a shell company, immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.  Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10.  Please note that the information provided below relates to the combined enterprises after the closing of the Share Exchange Agreement, except that information relating to periods prior to the date of the Share Exchange Agreement only relates to the Company, unless otherwise specifically indicated.

BUSINESS

Corporate History

We were incorporated as Sandalwood Ventures, Ltd. in Nevada in April 2007. We chose to incorporate in Nevada for numerous reasons including the fact that we plan to raise capital in the future in the United States and we believe that we are more attractive to United States investors due to the fact that we are incorporated in the United States.

On January 6, 2012, Edwin Slater, the Company’s then sole Director approved the filing of a Certificate of Change Pursuant to NRS 78.209 (the “Certificate of Change”).  The Certificate of Change affected a 28:1 forward stock split of the Company’s (i) authorized and unissued; and (ii) issued and outstanding, shares of common stock, effective with the Secretary of State of Nevada on January 23, 2012 (the “Forward Split”), pursuant to Nevada Revised Statutes Section 78.209.  The Certificate of Change was effective with FINRA at the open of business on January 26, 2012 (the “FINRA Effectiveness Date”).

Following the filing and effectiveness of the Certificate of Change and Forward Split, the Company has 7,000,000,000 shares of common stock, $0.001 par value per share authorized (compared to 250,000,000 shares of common stock, $0.001 par value per share authorized prior to the Forward Split)(“Common Stock”).  Unless otherwise stated, the effects of the Forward Split have been retroactively reflected throughout this report.

From the date of our incorporation until June 29, 2012, when the Share Exchange Agreement closed, we were an exploration stage company engaged in the acquisition and exploration of mineral properties. We acquired a 100% undivided interest in one mineral claim known as the "Sandalwood 1 Lode Claim,” totaling 20 acres located in the Goodsprings (Yellow Pine) Mining District situated within the southwestern corner of the State of Nevada, U.S.A. Our plan of operations was to conduct mineral exploration activities on the Sandalwood 1 Lode Claim in order to assess whether it possessed mineral deposits of lead, zinc, copper or silver in commercial quantities capable of commercial extraction.

Stock Purchase Agreement

On or around April 9, 2012, Edwin Slater, our then sole officer and Director and majority shareholder, and Luciana D’Alessandris, Jim Vogiatzis, Michael Zitser and Sergey Kartsev (collectively, the “Purchasers”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”).

Pursuant to the Stock Purchase Agreement, each of the Purchasers agreed to purchase 1/4th of the total shares of common stock held by Mr. Slater (280,000,000 shares of common stock each or 1,120,000,000 shares of common stock in total) for $5,000, or $20,000 in aggregate.    The Stock Purchase Agreement closed on May 3, 2012. Mr. Slater held 93.7% of our outstanding voting securities prior to the closing of the Stock Purchase Agreement and each Purchaser acquired rights to 23.4% of our voting securities (notwithstanding the issuance of the newly designated Series A Preferred Stock, as described below) upon the closing of the Stock Purchase Agreement.

Change in Officers and Directors

Immediately upon the closing of the Stock Purchase Agreement on May 3, 2012 (the “Closing”), Mr. Slater, as the Company’s then sole Director increased the number of Directors of the Company from one (1) to four (4) and appointed Ronald Kopman; Maurizio Cochi and Barry Wohl as Directors of the Company (the “Change in Directors” and the “New Directors”).  Immediately thereafter, Mr. Slater resigned as an officer and Director of the Company and the Board of Directors of the Company appointed Mr. Kopman as the President and Chief Financial Officer of the Company and Mr. Cochi as the Secretary and Treasurer of the Company.

Series A Preferred Stock/Change in Control
On or around April 9, 2012, Mr. Slater, as the sole Director of the Company approved the filing of a Certificate of Designation of a series of 1,000 shares of Series A Preferred Stock of the Company, which designation was subsequently filed with the Secretary of State of Nevada on April 13, 2012 (the “Series A Preferred Stock”).  The holders of the Series A Preferred Stock, voting separately as a class are entitled to vote in aggregate, on all shareholders matters, 51% of the total vote on such shareholder matters, no matter how many shares of common stock or other voting stock of the Company are issued or outstanding in the future (the “Super Majority Voting Rights”).  Additionally, the Company is prohibited from adopting any amendments to the Company’s Bylaws, Articles of Incorporation, as amended, making any changes to the Certificate of Designation establishing the Series A Preferred Stock, or effecting any reclassification of the Series A Preferred Stock, without the affirmative vote of at least 66-2/3% of the outstanding shares of Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designation that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock.

On May 3, 2012, the Company agreed to issue Ira Morris 1,000 shares of the Company’s newly designated Series A Preferred Stock in consideration for services rendered to the Company.  Upon such issuance, Mr. Morris became the majority shareholder of the Company and a change in control of the Company was deemed to have occurred as a result of the Super Majority Voting Rights (as defined above).

In June 2012, as part of a Stock Purchase Agreement, Mr. Morris transferred ownership of the Series A Preferred Stock and voting control over the Company to Luciana D’Alessandris, Jim Vogiatzis, Michael Zitser and Sergey Kartsev.

Convertible Notes:

On October 26, 2010 and November 4, 2010, we entered into Convertible Promissory Notes with Cornerstone Global Investments (“Cornerstone”) and Gordon Douglas King and Jay Louise King (the “Kings”), respectively, each in the amount of $5,000. The Convertible Promissory Notes matured on October 26 and November 4, 2011, respectively, and have not been repaid or extended to date.  If converted into shares of our common stock, the convertible notes would each convert into 14,000,000 shares of our common stock (subject in the case of Cornerstone to the Conversion Limitation, described below).

On January 31, 2011, February 2, 2011 and February 3, 2011, we entered into Convertible Promissory Notes with Cornerstone, the Kings, and Translink Communications, respectively, each in the amount of $5,000. The Convertible Promissory Notes matured on January 31, February 2 and February 3, 2012, respectively, and have not been repaid or extended to date. If converted into shares of our common stock, the convertible notes would each convert into 14,000,000 shares of our common stock.

Additionally, in February 2011, the Company entered into Amended and Restated Convertible Promissory Notes with Morgarlan Limited (“Morgarlan”), in the amount of $12,500, and Little Bay Consulting SA (“Little Bay” and together with Morgarlan, the “Note Holders”), in the amount of $12,500, which amended and replaced the prior Convertible Promissory Notes entered into with such entities in February 2010, and which extended the due date of such Convertible Promissory Notes to February 10, 2012, which notes have matured to date and have not been repaid or extended to date.  If converted into shares of our common stock, the convertible notes would each convert into 35,000,000 shares of our common stock (subject in the case of Little Bay to the Conversion Limitation, described below).

In April and June 2011, the Company entered into two Convertible Promissory Notes with Cornerstone in the aggregate amount of $20,000. If converted into shares of our common stock, the convertible notes would convert into 56,000,000 shares of our common stock (subject to the Conversion Limitation, described below). In May 2011, the Company entered into a Convertible Promissory Note with MIH Holdings Ltd. in the amount of $10,000. If converted into shares of our common stock, the convertible note would convert into 28,000,000 shares of our common stock (subject to the Conversion Limitation, described below).  The April 2011 note with Cornerstone has matured and has not been repaid or extended to date.

Effective October 27, 2011 and December 22, 2011, the Company entered into two Convertible Promissory Notes with MIH Holdings Ltd., in the amounts of $5,000 and $10,000, respectively.  If converted into shares of our common stock, the convertible notes would convert into 14,000,000 and 28,000,000 shares of our common stock, respectively (subject to the Conversion Limitation, described below).

Effective November 4, 2011, the Company entered into a Convertible Promissory Note with Little Bay in the amount of $5,000.  If converted into shares of our common stock, the convertible note would convert into 14,000,000 shares of our common stock (subject to the Conversion Limitation, described below).

All of the Convertible Promissory Notes described above (the “Convertible Notes”) evidence amounts loaned to the Company by the holders of the notes, bear interest at the rate of 8% per annum, and are due and payable twelve months from their respective effective dates, unless otherwise described above.  Additionally, the principal and interest due under such Convertible Notes is convertible into shares of the Company’s common stock at a conversion price of $0.00035714 per share at the option of the respective holders thereof, as provided in such Convertible Notes.

Convertible Notes Sold During The Three Months Ended March 31, 2012

In February and March 2012, we issued three convertible promissory notes. A note dated February 3, 2012 in the principal amount of $5,000 was issued to Little Bay in connection with a loan of $5,000 made to the Company by Little Bay, which note matures in February 2013, and bears interest at the rate of 8% per annum. A note dated February 17, 2012 in the principal amount of $5,000 was issued to MIH Holdings Ltd. (“MIH”) in connection with a loan of $5,000 made to the Company by MIH, which note matures in February 2013, and bears interest at the rate of 8% per annum.  The third note dated March 6, 2012, in the principal amount of $10,000 was issued to MIH in connection with a loan of $10,000 made to the Company by MIH, which note matures in March 2013, and bears interest at the rate of 8% per annum. At any time prior to the payment in full of the entire balance of the notes, the holder of each note has the option of converting all or any portion of the unpaid balance (principal and any accrued and unpaid interest) of the convertible notes into shares of the Company’s common stock at a conversion price equal to $0.000357 per share, subject to adjustment upon certain events. Assuming no adjustment to the conversion price, if the holders convert the entire principal balance of the convertible notes, they would be issued 14,000,000, 14,000,000, and 28,000,000 shares of the Company’s common stock, respectively (not including the conversion of any accrued and unpaid interest and notwithstanding the Conversion Limitation as such relates to Little Bay and MIH as described below).

Convertible Note Sold Subsequent To March 31, 2012 And Amendments To Notes

Effective April 20, 2012, Talon International Corp. (“Talon”) loaned the Company $115,000 (the “Talon Loan”), which was evidenced by a convertible promissory note (as amended and restated, which amendment and restatement are reflected in the discussion below). The note bears interest at the rate of 8% per annum and matures on April 20, 2013. At any time prior to the payment in full of the entire balance of the note, the holder has the option of converting all or any portion of the unpaid balance (principal and any accrued and unpaid interest) of the convertible note into shares of the Company’s common stock at a conversion price equal to $0.000357 per share, subject to adjustment upon certain events. Assuming no adjustment to the conversion price, if the holder converts the entire principal balance of the convertible note, it would be issued 322,128,851 shares of the Company’s common stock (not including the conversion of any accrued and unpaid interest) provided that the promissory note also included a Conversion Limitation (as defined below).

In May 2012 and effective as of June 2, 2011, February 2, 2011 and December 21, 2011, the Company entered into amendments to the outstanding Convertible Promissory Notes with Cornerstone, Little Bay and MIH, respectively.  The amendments added a provision to the convertible notes which prohibited the holder thereof from converting such note into shares of the Company’s common stock if such conversion would result in the holder holding more than 4.99% of the Company’s common stock, subject to each holder’s ability to waive such limitation with not less than 61 days prior written notice to the Company (the “Conversion Limitation”).

Pursuant to the Share Exchange Agreement (described above under “Item 1.01”), which closed on June 29, 2012, the Company acquired 100% of the outstanding shares of common stock of Eco-Tek in consideration for an aggregate of 125,000,000 shares of the Company’s common stock which we agreed to issue to the shareholders of Eco-Tek.  As a result of the Stock Purchase Agreement and Cancellation Agreement (described above under “Item 1.01”), the Company will have 250,819,800 shares of common stock issued and outstanding.

Effective June 26, 2012, Little Bay loaned the Company $30,000, which was evidenced by a convertible promissory note which bears interest at the rate of 8% per annum and matures on June 26, 2013. At any time prior to the payment in full of the entire balance of the note, the holder has the option of converting all or any portion of the unpaid balance (principal and any accrued and unpaid interest) of the convertible note into shares of the Company’s common stock at a conversion price equal to $0.000357 per share, subject to adjustment upon certain events. Assuming no adjustment to the conversion price, if the holder converts the entire principal balance of the convertible note, it would be issued 84,033,613 shares of the Company’s common stock (not including the conversion of any accrued and unpaid interest) provided that the promissory note included a Conversion Limitation (as defined above).

In connection with the closing of the Share Exchange Agreement, the Company will change its business focus to that of Eco-Tek and will cease undertaking any mineral exploration activities.  In connection with this change in business focus, the Company anticipates letting the rights to its Sandalwood 1 Lode Claim expire in September 2012.

Business Information Of Eco-Tek

Eco-Tek was initially formed as an Ontario, Canada corporation on May 4, 2005, under the name of Clik Tech Corp. The name of the corporation was changed to Eco-Tek, on June 28, 2012.  Eco-Tek is dedicated to the development and marketing of innovative and cost effective “green” products to the automotive and industrial sectors. Currently Eco-Tek is a distributor of products and does not have any exclusive rights to the products it distributes other than the Clik Bypass And Magnetic Oil Filtration For Trucks, described below. Eco-Tek’s products are the result of ongoing research and development by chemists and engineers with extensive knowledge and experience in the lubrication and related automotive fields. Approximately 85% of Eco-Tek’s sales are generated in Canada, with the other 15% coming from overseas markets such as Ecuador, Argentina and Chile. Eco-Tek manufactures (through the blending of various ingredients) and distributes Clik  synthetic lubricants, filtration systems and other products, described in greater detail below. Eco-Tek maintains websites at www.eco-tekgroup.com and www.cliktech.com.  The information on, or that may be accessed through, Eco-Tek’s websites is not incorporated by reference into this report and should not be considered a part of this report.

INDUSTRY BACKGROUND

The industry in which Eco-Tek competes is highly competitive. Eco-Tek’s products are part of the automotive aftermarket and outdoor power equipment market, which includes automobiles (trucks, buses, motor cycles), boats, lawn mowers, tractors, power washers, chain saws, leaf blowers, and hedge trimmers and a variety of equipment, both gas and diesel.

Automotive Aftermarket

The automotive aftermarket refers to the maintenance, repair, parts, accessories, chemicals and fluids for vehicles after their original sale.  Pursuant to the Automotive Aftermarket Industry Association, overall aftermarket sales in the United States totaled $285.7 billion in 2010, representing a 4.2% increase over the previous year. Sales in the automotive aftermarket (cars and light trucks) totaled $215.4 billion while sales in the medium and heavy duty vehicle aftermarket totaled $70.3 billion.  Aftermarket sales in Canada total approximately $18 billion pursuant to the Automotive Industries Association of Canada.

According to Hoovers, the United States automotive oil change and lubrication industry includes about 5,000 companies with combined annual revenue of about $5 billion. Major companies include Jiffy Lube, Pennzoil 10-Minute Oil Change, Valvoline Instant Oil Change, and Texaco Xpress Lube. Despite the presence of large chains, the industry is highly fragmented with the largest 50 companies representing less than 40% of the market.  According to Research and Markets, major services offered include oil changes, installation of new oil filters, chassis lubrication and preventative maintenance and typically, more than 70 percent of revenue is from oil changes.

The demand for oil change services and products is largely driven by the amount of driving consumers do as oil changes are recommended to be completed upon an automobile reaching certain threshold mileages since the last oil change (e.g., 3,000 to 7,500 miles).

Outdoor Power Equipment Market

The size of the United States market for outdoor power equipment products is roughly $15 billion according to the Outdoor Power Equipment Institute.

Description of Business Activities

The lubricating oil has been proven through dynamometer tests, independent laboratory tests and government approved testing facility tests, to result in the following:

1.	A reduction of crude oil consumption in the transport industry. High quality synthetic oil and bypass oil filtration can extend oil change intervals up to three times the usual length.

2.
A reduction of fuel consumption (36% average has been documented in extensive multi vehicle testing). By reducing friction and improving lubricity, efficiency of the motor and mechanical parts is increased.

3.	A reduction in emissions. Less friction and cleaner, better lubricated parts through the use of high quality synthetic lubricants and filtration systems allows for a cleaner running engine.

4.	An increase in power, reduced downtime and longer lasting equipment.

Eco-Tek also hopes, funding permitting, to open new environment conscious quick lube centers in southern Ontario, Canada, through its wholly-owned subsidiary Eco-Tek Lube Centres, with the goal of expanding throughout North America and eventually worldwide. These centers are planned to offer oil changes using Clik synthetic oils and performance enhancing, eco-friendly lubricants.  The Company anticipates that the cost of opening a new facility will be approximately $150,000 and the cost of converting an existing facility to an Eco-Tek Lube Centre will be approximately $50,000.

Products

Currently Eco-Tek sells the following products, which it either manufactures (through the blending of various ingredients) or distributes on behalf of third parties under its own “Clik” brand:

“Clik 3000 Super Synthetic 100% API Approved HP Motor Oil”

Synthetic base motor oil with anti-friction technology, high viscosity and TBN quality (additive package) has been shown to improve performance, extend the life of the oil and the engine, improve fuel economy and reduce emissions. “TBN” stands for total base number, which relates to the quality and/or strength of the additive package found in every motor oil.  Eco-Tek’s motor oil and lubricant is zinc free.  Zinc is currently being regulated by governments when used in motor oil, and as such, Eco-Tek believes that its motor oil is better for the environment.  Additionally, as higher rates of friction result in hotter engines, which increase fuel consumption and create higher emissions, Eco-Tek’s oil and lubricant, which reduce the friction in an engine when compared to traditional motor oils, has been shown to reduce fuel consumption and lower emissions.

“CLIK 4 In 1 Fuel Treatments”

Fuel treatment to clean and lubricate fuel injectors, fuel pump and valves, has been shown to reduce wear and extend the life of mechanical parts, reduce fuel consumption, increase horsepower (HP) and torque, prevent freezing/gelling in winter and reduce emissions. One of the reasons for this is because a clean engine is more efficient and less prone to breakdown (the “Black Death of Sludge”, ConsumerReports.Org, last updated February 2012).  Eco-Tek’s fuel treatment product is a mild engine oil gallery cleaner, which is added to the used oil before the oil is changed and circulated throughout the system for approximately ten minutes while the engine idles, before the used oil and cleaner is drained and replaced with new oil.

“Clik Engine Flush”

A flush for engines which cleans internal engine components, extends engine life and restores lost performance due to sludge and buildup.

“Clik Heavy Duty Synthetic Oil Stabilizer”

An oil stabilizer which is added to engine oil used in engines and differentials to increase viscosity and also reduce friction. This results in lower running temperatures which equates to a longer engine life. The higher viscosity also increases compression in diesel engines and worn or older gasoline engines. This higher compression results in increased horsepower and torque. The reduced friction equates to more efficiency. This in turn results in better fuel consumption and increased horsepower and torque.

“Clik Bypass And Magnetic Oil Filtration For Trucks”
Keeps oil cleaner by drawing out metals down to 3 microns in size, therefore working to eliminate moisture, extending the life of the oil, reducing friction and improving performance, fuel economy, equipment life and emission.  Eco-Tek’s oil filtration product is an add-on bypass oil filter system that is installed on an engine in addition to the OEM oil filter.  It filters particulates in the oil to a much smaller micron size (i.e., approximately 3 microns versus 50 microns on average without the additional filter) to help eliminate metal wear, moisture and keep the engine oil cleaner.   Currently the oil filtration filter is not commercially available.  Eco-Tek has the exclusive distributor rights in North America to these products.

“Clik Premium Orange Hand Cleaner”

Hand cleaner, which contains pumice to clean, aloe and lanolin to moisturize.

“Clik Non-Toxic Super Lubricant”

Reduces friction, fuel consumption, harmful contaminants in oil, reduces smoke, vibration and noise.   This is an oil additive, which end-users can add directly to the oil in their engines.

Future Planned Products and Expansion

Funding permitting, Eco-Tek plans to expand its product line with the following additional products:

-	“Clik Fuel Saving Package” which will combine the Clik Non Toxic Super Lubricant and the Clik 4 in 1 Fuel Treatment, and is planned to also be marketed on the internet.

-	“Clik Non Toxic Windshield Washer Fluid”, which is in the final testing phase of development.

-	“Clik Non Toxic Multi-Purpose Lubricant” which will come with a non-pressurized spray applicator, which we believe will have several uses similar to WD 40, but will be “green” and nontoxic.

Moving forward, Eco-Tek plans to add on-line product ordering and fulfillment in conjunction with TV advertising and infomercials for its products.  Eco-Tek plans to begin television advertising as soon as possible and anticipates the cost of producing an infomercial at $1,000 per minute.

Manufacturing/Blending/Distribution

In order to manufacture the Eco-Tek products, Eco-Tek obtains five different ingredients from four different suppliers. Ingredients are then blended and bottled by a separate International Organization for Standardization (ISO) manufacturer in Brampton, Ontario, Canada. Eco-Tek’s three synthetic motor oil products are supplied by two American and one Canadian manufacturer. Eco-Tek does not have any agreements in place with any suppliers or manufacturers.  Eco-Tek currently only sells products to third parties who sell such products to end-users.  The hand cleaner which Eco-Tek sells is sourced and prepared for Eco-Tek by a third-party company located in Ontario.  The filters are manufactured for Eco-Tek in Japan and distributed exclusively to Eco-Tek by a company located in Ontario.  Eco-Tek only has exclusive rights to distribute one product, the Clik Bypass And Magnetic Oil Filtration For Trucks, described above, for which it has exclusive North American distribution rights.  Eco-Tek does not directly manufacture this product.  Eco-Tek’s other products are either a blend of other products purchased separately (e.g., the Synthetic Motor Oil, Fuel Treatment, Engine Flush, Oil Stabilizer and Lubricant) or a rebranded product purchased from a third party (e.g., the hand cleaner).

Distribution

Eco-Tek uses independent sales agents and distributors to distribute its products.  Currently, Eco-Tek sells products through auto centers and oil change businesses including Midas Auto Centers.  Eco-Tek has also entered into international distribution agreements with distributors in three US states (Arizona, Florida and Texas), and various international markets including Ecuador, Chile, Israel, Italy, Iran, Iraq, Syria, Kuwait, Oman, Qatar, Yemen, the United Arab Emirates, Columbia, and Ecuador.  Eco-Tek currently has two corporate sales reps, two sales agents, 12 independent local distributors (who market in and around Ontario, Canada), and 12 separate foreign distributors.  Eco-Tek’s distribution agreements generally grant distributors an exclusive territory in which to distribute Eco-Tek products for a period of time and provide that the distributor is required to pay for advertising expenses associated with the products in the applicable territory.  Eco-Tek sets the prices that the distributors are required to purchase products from Eco-Tek at, and the distributors determine the sales price of the products in their individual markets.  Eco-Tek requires a pre-determined percentage of the sales price up front in order to ship products to the distributor. Certain distribution agreements also require the distributor to purchase a certain minimum amount of product per month.

Plan of Operations For the Next 12 Months

Planned Actions	Total Estimated Cost to Complete
Implement an internet sales strategy for Clik Multi-Purpose Lubricant and Fuel Savings Package.	$5,000
Maintain active research and development program for new or improved engine treatment performance products.	$25,000
Introduce the eco-friendly windshield washer fluid to the market.	$50,000
Introduce a household lubricant to the market.	$50,000
Recruit, train and establish two additional corporate sales agents in Ontario.	$40,000
Create infomercial for television advertising	$50,000
Increase retail outlets in Ontario and throughout Canada.	$50,000
Increase international distributors.	$2,400
Convert a pre-existing service center into an Eco-Tek Lube Center in Ontario, Canada.	$50,000
Establish up to two more Eco-Tek Lube Centers in Ontario, Canada.	$100,000
TOTAL	$372,400

Eco-Tek will need to raise additional funding to complete the Plan of Operations set forth above.  Currently Eco-Tek has only enough cash on hand to pay for its current level of day to day operations and the Securities and Exchange Commission reporting requirements the Company will become subject to as a result of the closing of the Share Exchange Agreement.

Eco-Tek has budgeted the need for approximately $400,000 of additional funding during the next 12 months to affect the Plan of Operations set forth above and pay costs and expenses associated with the filing requirements with the Securities and Exchange Commission, which funding may not be available on favorable terms, if at all.  If Eco-Tek is unable to raise adequate working capital it will be restricted in the implementation of its business plan.

Moving forward, we plan to seek out additional debt and/or equity financing (similar to the Convertible Notes) to pay costs and expenses associated with our filing requirements with the Securities and Exchange Commission and conduct our exploration activities (as described herein); however, we do not currently have any specific plans to raise such additional financing at this time.  The sale of additional equity securities, if undertaken by the Company and if accomplished, may result in dilution to our shareholders. We cannot assure you, however, that future financing will be available in amounts or on terms acceptable to us, or at all.

Product Development and Market Research

Eco-Tek has two full-time employees and four part-time employees.  Additionally, Sergey Kartsev, a shareholder of Eco-Tek, provides services to Eco-Tek as an unpaid corporate representative.

Product Development

The research and development behind the unique and patent pending Non Toxic Super Lubricant product which Eco-Tek uses in its products began in 1995 under the direction of the President of Eco-Tek, John D’Alessandris, who became interested in the work of a scientist familiar with engine treatment lubricants.  Research and Development is conducted under the supervision of Dr. Sabatino Nacson, PHD Chemistry and working with external services and facilities as necessary.  Dr. Nacson is a consultant to Eco-Tek, however Eco-Tek does not have a written agreements in place with Dr. Nacson.  Dr. Nacson currently owns all rights to the Non Toxic Super Lubricant product which Eco-Tek uses in its products.

Dr. Sabatino Nacson is presently Co-CEO and Chief Technical Officer of Teknoscan Systems Inc. He has been in the field of new product developments since 1978, with a Master of Engineering from Institute Aerospace Studies, University of Toronto, a Ph.D in Analytical chemistry from the University of Toronto and served as an Adjunct Professor of chemistry at University of Waterloo

Dr. Nacson has over 50 publications, twelve patents and is well known in the field of analytical chemistry, instrumentation developments and innovative ideas for new product development and bringing them to the market.

No cash consideration has been paid in connection with research and development expenses during the last three years, instead Dr. Nacson has been issued an aggregate of 249,500 shares of common stock of Eco-Tek (representing 1,039,583 shares in the Company following the closing of the Share Exchange Agreement) in consideration for research and development services rendered to date.

Eco-Tek has no written agreement in place with Dr. Nacson. Dr. Nacson currently provides Eco-Tek the use of his patent pending lubricant for no consideration under an informal verbal agreement.  Following the filing of this report, Eco-Tek intends to negotiate an assignment of Dr. Nacson’s pending patent and rights associated with the lubricant, of which there can be no assurance.

Other Applications for Clik Non-Toxic Super Lubricant

Clik NonToxic Super Lubricant is a versatile product that has a variety of uses and applications. It can be used with synthetic and other gear lubricants. When added to differentials, it protects vital parts such as crown and pinion, bearings and clutches in limited slip applications. In manual transmissions, it protects gears through reduction of friction when shifting and it has been known to fix problematic automatic transmissions due to sticky valve bodies.

In addition to cars, vans, sport utility vehicles (SUV’s) and light trucks, Clik products are recommended for:

•	Heavy-duty industrial equipment such as excavators, bulldozers, cranes, front-end loaders and forklift trucks;
•	Commercial and heavy Transport vehicles;
•	Farm Equipment;
•	4-cylinder lawn and garden equipment;
•	Compressors; and
•	Generators.

Synthetic lubricants are superior compared to traditional petroleum oils. Traditional petroleum oils have to be changed about every 3,000 miles for most vehicles. Eco-Tek believes that synthetics can be run two to three times that.

Patents

Dr. Nacson has filed a provisional patent application (No. 61/527,486) with the United States Patent and Trademark Office for the formation of the lubricating oil used in the Clik products in October 2011.  As described above, Eco-Tek does not currently have any definitive agreements in place with Dr. Nacson for the use of the lubricant, however Dr. Nacson currently provides Eco-Tek the right to use such patent free of charge in anticipation of reaching a formal agreement, with the Company, after this filing.

COMPETITION

Motor oil marketers continue to look to higher-priced specialized and high-performance formulations to lessen the price-driven, commodity nature of the business.  Synthetic motor oils and synthetic blends remain the most promising development.  They have strong appeal to marketers and retailers alike because of the much higher prices they command.  Marketers are thus devoting much of their marketing and new product development efforts to synthetic and blended oils.

Because we are a small company with a limited operating history, we are at a competitive disadvantage against the large and well-capitalized companies in the automotive aftermarket, and outdoor power equipment industries.  In addition, the “green” products which we distribute are generally more expensive than traditional, non-“green” products.  Therefore, our primary method of competition involves promoting the benefits of using our distributed products over those of our competitors, including the quality and effectiveness of our distributed products based on independent tests.

RISK FACTORS

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

We Have Future Capital Needs And Without Adequate Capital We May Be Forced To Cease Or Curtail Our Business Operations.  We May Not Have Sufficient Funds To Repay The Convertible Notes When Due And The Conversion Of Such Notes May Cause Dilution To Our Existing Shareholders.

Our growth and continued operations could be impaired by limitations on our access to capital markets.   Furthermore, the limited capital we have raised, and the capital we hope will be available to us from our principals, if any, may not be adequate for our long-term growth.   If financing is available, it may involve issuing securities senior to our common stock or equity financings, which are dilutive to holders of our common stock, similar to the Convertible Notes (described above, collectively the “Notes”).  In addition, in the event we do not raise additional capital from conventional sources, such as our existing investors or commercial banks, there is every likelihood that our growth will be restricted and we may be forced to scale back or curtail implementing our business plan.  Furthermore, we currently owe an aggregate of $235,000 (not including accrued and unpaid interest) under the Notes which amount is due on various dates between October 2011 and April 2013, including an aggregate of $68,000 which is past due and has not been repaid or extended to date.  In the event we are unable to repay the Notes when due or extend such Notes, we may be forced to curtail or abandon our business plan. Additionally, the Notes are convertible into shares of our common stock at a conversion price of $0.00035714 per share, and the conversion of such Notes (and accrued and unpaid interest thereon) could cause substantial dilution to our then shareholders.

Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations and to repay the Notes.  If we do not raise the additional capital, the value of any investment in our Company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

Sandalwood, Being A Developmental Stage Company Has Not Generated Any Revenues Since Our Inception In April 2007.

Since our inception in April 2007, we have yet to generate any revenues, and currently have only limited operations, as we are presently in the planning stage of our business development as an exploration stage company.   We may not be able to generate any revenues in the future and as a result the value of our common stock may become worthless.

Shareholders Who Hold Unregistered Shares Of Our Common Stock Are Subject To Resale Restrictions Pursuant To Rule 144, Due To Our Status As A Former “Shell Company.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  As such, we were previously a “shell company” pursuant to Rule 144 prior to the effectiveness of the Share Exchange Agreement, described above, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company” (which we believe we have in connection with the consummation of the Share Exchange Agreement); 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” (i.e., information similar to that which would be found in a Form 10 Registration Statement filing with the SEC – which we are filing in this report) has been filed with the Commission reflecting the Company’s status as a non-“shell company.”  Because none of our non-registered securities can be sold pursuant to Rule 144, until at least a year after the date of this report any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above.  As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash.  Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future.  Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

There Is Substantial Doubt As To Whether We Can Continue As A Going Concern.

We had a working capital deficit of $96,188 and a deficit accumulated during the exploration stage of $290,345 as of March 31, 2012.  Not including the net discount on our Convertible Promissory Notes, we had a working capital deficit of $131,231 as of March 31, 2012. We had a net loss of $60,243 for the three months ended March 31, 2012 and a net loss of $116,876 for the nine months ended March 31, 2012.  Eco-Tek had a working capital deficit of $429,838 as of March 31, 2012, a net loss of $92,958 for the year ended December 31, 2011, and net income of $1,018 for the three months ended March 31, 2012.

These factors among others indicate that there is substantial doubt as to whether we may be able to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty and if we cannot continue as a going concern, your investment could become devalued or even worthless.

The Success Of The Company Depends Heavily On Ronald Kopman; Maurizio Cochi and Barry Wohl, Our Officers And Directors.

The success of the Company will depend on the ability of Ronald Kopman; Maurizio Cochi and Barry Wohl, our officers and Directors.  The loss of Ronald Kopman; Maurizio Cochi or Barry Wohl will have a material adverse effect on the business, results of operations (if any) and financial condition of the Company.  In addition, the loss of Ronald Kopman; Maurizio Cochi or Barry Wohl may force the Company to seek a replacement who may have less experience, fewer contacts, or less understanding of the business.   Further, we may not be able to find a suitable replacement for Ronald Kopman; Maurizio Cochi or Barry Wohl, which could force the Company to curtail its operations and/or cause any investment in the Company to become worthless.   The Company does not have an employment agreement with Ronald Kopman; Maurizio Cochi or Barry Wohl.

Luciana D’Alessandris, Jim Vogiatzis, Michael Zitser and Sergey Kartsev Exercise Majority Voting Control Over The Company And Therefore Will Exercise Control Over Corporate Decisions Including The Appointment Of New Directors.

Luciana D’Alessandris, Jim Vogiatzis, Michael Zitser and Sergey Kartsev can vote in aggregate 1,000 shares of our outstanding Series A Preferred Stock. The Series A Preferred Stock, voting separately as a class is entitled to vote in aggregate, on all shareholders matters, 51% of the total vote on such shareholder matters, no matter how many shares of common stock or other voting stock of the Company are issued or outstanding in the future (the “Super Majority Voting Rights”). Luciana D’Alessandris, Jim Vogiatzis, Michael Zitser and Sergey Kartsev therefore exercise control in determining the outcome of all corporate transactions or other matters, including the election of Directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Any investor who purchases shares in the Company will be a minority shareholder and as such will have little to no say in the direction of the Company and the election of Directors. Additionally, it will be difficult if not impossible for investors to remove any person from our Board of Directors without the consent of Luciana D’Alessandris, Jim Vogiatzis, Michael Zitser and Sergey Kartsev, which will mean Luciana D’Alessandris, Jim Vogiatzis, Michael Zitser and Sergey Kartsev will have significant say in determining who serves as officers of the Company as well as whether any changes are made in the Board of Directors. As a potential investor in the Company, you should keep in mind that even if you own shares of the Company's common stock and wish to vote them at annual or special shareholder meetings, your shares will likely have little effect on the outcome of corporate decisions.

Our Officers And Directors Have Other Employment Outside Of The Company, And As Such, May Not Be Able To Devote Sufficient Time To Our Operations.

Our officers and Directors all have employment outside of and separate from the Company; and as such, may not be able to devote a sufficient amount of time to our operations.  If our officers and Directors are not able to spend a sufficient amount of their available time on our operations, we may not ever generate any revenue and/or any investment in the Company could become worthless.

Sandalwood Lacks An Operating History Which You Can Use To Evaluate Us, Making Any Investment In Our Company Risky.

We lack an operating history which investors can use to evaluate our previous results of operations, as we were only incorporated in April 2007. Therefore, an investment in us is risky because we have no business history and it is hard to predict what the outcome of our business operations will be in the future.

Our Growth Will Place Significant Strains On Our Resources.

The Company is currently in the exploration stage, with only limited operations, and has not generated any revenues since inception in April 2007. The Company's growth, if any, is expected to place a significant strain on the Company's managerial, operational and financial resources. Moving forward, the Company's systems, procedures or controls may not be adequate to support the Company's operations and/or the Company may be unable to achieve the rapid execution necessary to successfully implement its business plan. The Company's future operating results, if any, will also depend on its ability to add additional personnel commensurate with the growth of its operations, if any. If the Company is unable to manage growth effectively, the Company's business, results of operations and financial condition will be adversely affected.

Our Articles Of Incorporation, And Bylaws, As Amended, Limit The Liability Of, And Provide Indemnification For, Our Officers And Directors.

Our Articles of Incorporation, generally limit our officer’s and Director’s personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or Director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Articles of Incorporation, as amended, and Bylaws, as amended, provide indemnification for our officers and Directors to the fullest extent authorized by the Nevada General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines, excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or Director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "Proceeding") to which the officer or Director is made a party or is threatened to be made a party, or in which the officer or Director is involved by reason of the fact that he is or was an officer or Director of the Company, or is or was serving at the request of the Company as an officer or director of another corporation or of a partnership, joint venture, trust or other enterprise whether the basis of the Proceeding is an alleged action in an official capacity as an officer or Director, or in any other capacity while serving as an officer or Director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and Directors for liabilities incurred in connection with their good faith acts for the Company.  Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and Directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the Securities Act of 1933, as amended, and the rules and regulations thereunder is against public policy and therefore unenforceable.

As We Are A Public Reporting Company, We Will Incur Significant Costs In Connection With Compliance With Section 404 Of The Sarbanes Oxley Act, And Our Management Will Be Required To Devote Substantial Time To New Compliance Initiatives.

We are subject to among other things, the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and will incur significant legal, accounting and other expenses in connection with such requirements.  The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and new rules subsequently implemented by the SEC have imposed various new requirements on public companies, including requiring changes in corporate governance practices. As such, our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, the Sarbanes-Oxley Act requires, among other things, that we report on the effectiveness of our internal controls for financial reporting and disclosure of controls and procedures. Our compliance with Section 404 will require that we incur additional accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that we only have three officers and Directors, who have no experience as officers or Directors of a reporting company, such lack of experienced personnel may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.   Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our Officers And Directors Lack Experience In And With The Reporting And Disclosure Obligations Of Publicly-Traded Companies.

While we rely heavily on Ronald Kopman; Maurizio Cochi and Barry Wohl, they lack experience in and with the reporting and disclosure obligations of publicly-traded companies and with serving as an officer or Director of a publicly-traded company. Such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our officers and directors ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general. Additionally, due to the fact that all of our officers and Directors are currently located in Canada; having employment outside of the Company; and lacking experience with companies in our industry, we may be unable to successfully implement our business plan, and/or manage our future growth if any.  Our officers and Directors do not currently believe that their outside employment affects the day to day operations of the Company.  While the Company believes that the time and resources that our officers and Directors are able to provide to the Company, and/or which they may be willing to provide to us in the future, as well as our outside consultants are adequate to support the Company’s business plan, our operations and growth (if any) may be adversely affected by the fact that our officers and Directors are located in another country, only being able to provide a limited number of hours of service to the Company per week and/or their outside employment.

There Is Uncertainty As To Our Ability To Enforce Civil Liabilities Both In And Outside Of The United States Due To The Fact That Our Officers, Directors And Certain Of Our Assets Are Not Located In The United States.

Our office is not located in the United States. Our officers and Directors are located in Canada and the operations and assets of Eco-Tek are located in Canada. As a result, it may be difficult for shareholders to effect service of process within the United States on our officers and Directors. In addition, investors may have difficulty enforcing judgments based upon the civil liability provisions of the securities laws of the Unites States or any state thereof, both in and outside of the United States.

Risks Relating To the Operations of Eco-Tek

References in the risks set forth in this “Risks Relating To the Operations of Eco-Tek” section below to “we”, “our” or words of similar meaning refer to Eco-Tek and its operations and the Company’s operations post Share Exchange closing.

We depend on a limited number of key suppliers for our products and to provide us with ancillary supply chain services. If our key suppliers cannot provide us with a sufficient quantity of high quality products on a timely basis, our reputation may be impaired, which, in turn, could adversely impact our business, results of operations and financial condition.

If our relationship with our key suppliers were to terminate, we may not be able to find another supplier that could provide us with comparable replacement product. In addition, if any of these suppliers fail to provide us with product in a timely manner or in sufficient quantities or if the quality of the product they produce is below that which our customers expect, our ability to satisfy customer demand will be adversely impacted and our reputation will be harmed. In turn, this may adversely impact our ability to generate revenues and profits. A number of factors may affect the timely delivery of our products including labor issues (such as strikes, slow-downs and lock-outs), natural phenomena (such as inclement weather, tornados and earthquakes) and service disruptions (such as gas leaks and power outages). Similarly, the quality of our products may be adversely affected if our suppliers fail to blend the ingredients properly, if there are shortages of key ingredients or if we have to use a different supplier or suppliers. The loss of any one of these supplier relationships could have an adverse material impact on our business as we may not be able to quickly find a replacement for any of these suppliers and any replacements we do find may charge us more for such ingredients. We cannot assure you that our relationship with any of our suppliers will continue or that the services they provide to us will be adequate. We cannot assure you that there are other suppliers that have the know-how or capability to supply us with a sufficient quantity of products of comparable quality. Products produced from a different supplier are likely to have a different formulation with different characteristics and may be inferior in terms of their performance. This could have a material adverse impact on our reputation, which could negatively affect our revenues.

Our future success depends on broad market acceptance of our products, which may not happen.

Our entire business is based on the assumption that the demand for our products will develop and grow. We cannot assure you that this assumption is or will be correct. The market for “green” lubricating products is relatively new and currently is quite small. As is typical of a new and rapidly evolving industry, the demand for, and market acceptance of, “green-based” products is highly uncertain. In order to be successful, we must be able to keep our understandings in place with the suppliers of our products, convince retailers to stock our products and educate consumers that our products perform as well as the products they currently use and that the benefit of using our products is worth any additional cost. We plan to spend a considerable amount of our marketing budget educating consumers on the benefits associated with using our products as well as proving that our products work as well as the existing products they are accustomed to using. We can provide no assurances that these efforts will be successful or result in increased revenue. Similarly, we cannot assure you that the demand for our products will become widespread. If the market for our products fails to develop or develops more slowly than we anticipate, our business could be adversely affected.

We may not succeed in further promoting the “Clik” brand, which could prevent us from acquiring customers and increasing our revenues.

A significant element of our business strategy is to build market share by continuing to promote and establish our “Clik” brand. If we cannot establish our brand identity, we may fail to build the critical mass of customers required to substantially increase our revenues. Promoting and positioning our brand will depend largely on the success of our sales and marketing efforts and our ability to provide a consistent, high quality customer experience. To promote our brand, we expect that we will incur substantial expenses related to advertising and other marketing efforts. If our brand promotion activities fail, our ability to attract new customers and maintain customer relationships will be adversely affected, and, as a result, our financial condition and results of operations will suffer. Gaining market share for our Clik-branded products may prove to be extremely difficult as many of our competitors – including major oil and consumer products companies – are larger and better capitalized. Consequently, the rate of growth for sales of our Clik-branded performance and cleaning products may be slower than we have anticipated. If we are unable to successfully achieve market acceptance of our products, our future results of operations and financial condition will be adversely affected.

As public awareness of the health risks and economic costs of non-“green” products grow, we expect competition to increase, which could make it more difficult for us to grow and achieve profitability.

We expect competition to increase as awareness of the environmental and health risks associated with non-“green” products increases and as we demonstrate the success of efficacy of our “green” products. A rapid increase in competition could negatively affect our ability to develop new and retain our existing clients and the prices that we can charge. Many of our competitors and potential competitors have substantially greater financial resources, customer support, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships than we do. We cannot be sure that we will have the resources or expertise to compete successfully. Compared to us, our competitors may be able to:

●	develop and expand their products and services more quickly;
●	adapt faster to new or emerging technologies and changing customer needs and preferences;

●	take advantage of acquisitions and other opportunities more readily;
●	negotiate more favorable agreements with vendors and customers;
●	devote greater resources to marketing and selling their products or services; and
●	address customer service issues more effectively.

Some of our competitors may also be able to increase their market share by providing customers with additional benefits or by reducing their prices. We cannot be sure that we will be able to match price reductions by our competitors. In addition, our competitors may form strategic relationships to better compete with us. These relationships may take the form of strategic investments, joint-marketing agreements, licenses or other contractual arrangements that could increase our competitors’ ability to serve customers. If our competitors are successful in entering our market, our ability to grow or even sustain our current business could be adversely impacted.

If we or our suppliers fail to keep up with changes in our industry, we will become less competitive, limiting our ability to generate new business and increase our revenues.

In order to remain competitive, serve our customers effectively and increase our revenue, we must respond on a timely and cost-efficient basis to changes in technology, industry standards and procedures and customer preferences. We need to continuously develop and/or seek to distribute new products and technologies that address new developments in the market segments we serve and the regions in which we operate, as well as laws, regulations, rules, standards, guidelines, releases and other pronouncements that are periodically issued by legislatures, government agencies, courts, professional associations and others. In some cases these changes may be significant and the cost to comply with these changes may be substantial. We cannot assure you that we or our suppliers will be able to adapt to any changes in the future, that we will have the financial resources to keep up with changes in the marketplace or that we will be able to offset those costs with increases in revenues through price increases or additional product sales. Our inability to keep pace with changes and developments in the markets we serve may have an adverse impact on our business, results of operation and financial condition.

We may not be able to manage our growth effectively, create operating efficiencies or achieve or sustain profitability.

Our efforts to grow have placed, and we expect will continue to place, a significant strain on our personnel, management systems, infrastructure and other resources. Our ability to manage future growth effectively will also require us to continue to update and improve our operational, financial and management controls and procedures. If we do not manage our growth effectively, we could be faced with slower growth and a failure to achieve or sustain profitability.

We may pursue acquisition opportunities, which may subject us to considerable business and financial risk.

We may pursue acquisitions of companies, assets or complementary technologies in the future. Acquisitions may expose us to business and financial risks that include, but are not limited to:

●	diverting management’s attention;

●	incurring additional indebtedness;

●	dilution of our common stock due to issuances of additional equity securities;

●	assuming liabilities, known and unknown;

●	incurring significant additional capital expenditures, transaction and operating expenses, and non-recurring acquisition-related charges;

●	the adverse impact on our earnings of the amortization of identifiable intangible assets recorded as a result of acquisitions;

●
the adverse impact on our earnings of impairment charges related to goodwill recorded as a result of acquisitions should we ever make such a determination that the goodwill or other intangibles related to any of our acquisitions was impaired;

●	failing to integrate and assimilate the operations of the acquired businesses, including personnel, technologies, business systems and corporate cultures;

●	poor performance and customer dissatisfaction with the acquired company;

●	entering new markets;

●	failing to achieve operating and financial synergies anticipated to result from the acquisitions; and

●	failing to retain key personnel of, vendors to and customers of the acquired businesses.

If we are unable to successfully address the risks associated with acquisitions, or if we encounter unforeseen expenses, difficulties, complications or delays frequently encountered in connection with the integration of acquired entities and the expansion of operations, our growth may be impaired, we may fail to achieve anticipated acquisition synergies and we may be required to focus resources on the integration of acquired operations rather than on our primary business.

We Face Risks Associated With Increases In Raw Materials Prices.

The raw materials for our products and lubricants consist primarily of base oil and additives which we purchase from third parties. Our profitability is sensitive to changes in the costs of these commodity-like raw materials caused by changes in supply or other market conditions, over which we have little or no control. Furthermore, our profitability is sensitive to increases in the prices of the third party products we acquire, re-brand and distribute. When there are sudden or sharp increases in the cost of base oil or additives and/or other products that we distribute, we may not be able to pass on these increases in whole or in part to customers through product and lubricant price increases, or we may be significantly delayed in our ability to do so. In addition, any rapid or unexpected increase in the price of crude oil, other ingredients we use and/or the third party products we distribute directly or indirectly resulting from war, armed hostilities, terrorist acts or other incidents could cause a sudden or sharp increase in our cost of goods sold. We may not be able to pass on to our customers any future increased base oil or additive costs or third party product costs in the form of price increases for our products or lubricants. Any inability to pass on these costs as price increases to its customers will reduce the profit margin we receive for our products.

We Face Risks Associated With Downturns In The Economy.

Many factors affect the level of consumer spending in the automotive lubricants and consumer products industries, including, among others, general business conditions, interest rates, gasoline prices, the availability of consumer credit and consumer confidence in future economic conditions. Consumer purchases of lubricants, automotive engine treatments and fuel additives and automotive appearance products generally are reduced during recessionary periods when disposable income is lower. Moreover, consumer purchases of discretionary items could decline even more rapidly for many consumers during recessionary periods. A downturn in the economies in which the Company sells its products could adversely affect revenues.

We Face Risks Associated With A Reduction In Demand For Lubricants And Oil Change Services.

A reduction in the frequency of oil changes could adversely affect the revenues of the lubricants and oil change centers segments. When the retail cost of gasoline increases, the number of miles driven by automobile owners typically decreases, which results in fewer oil changes. In addition, some automotive manufacturers are increasing the recommended mileage interval between oil changes for newer cars, which could lead to changes in consumer maintenance patterns. A change in consumer maintenance patterns could result in oil changes becoming less frequent.

We Face Risks Associated With Responses To Consumer Demands.

Our success in the consumer products segment depends on our ability and in some cases the ability of the companies which produce the products we distribute, to identify, originate and define automotive consumer product trends as well as to anticipate, gauge and react to changing consumer demands in a timely manner. Our automotive consumer products must appeal to a broad range of consumers whose preferences cannot be predicted with certainty and are subject to rapid change.

In categories in which we compete, there are frequent introductions of new products and line extensions. If we and the third parties whose products we distribute are not able to identify emerging consumer and technological trends and to maintain and improve the competitiveness of our products, we would lose our market position. Continued product development and marketing efforts have all the risks inherent in the development of new products and line extensions, including development delays, the failure of new products and line extensions to achieve anticipated levels of market acceptance and the cost of failed product introductions.

We Face Risks Associated With Our Foreign Operations.

Currently our operations are conducted in Canada and approximately 85% of our revenues come from sales of our products in Canada, with the other 15% coming from oversea markets such as Ecuador, Argentina and Chile. As a result, we face and believe that we will continue to face risks created by having foreign operations including:

-	economic or political instability in Canada or other overseas markets in which we sell products; and

-	fluctuations in foreign currency exchange rates that may make our products more expensive to produce or to sell in foreign markets or negatively impact our sales or earnings.

These risks could have a significant impact on our ability to sell products on a timely and competitive basis in foreign markets and may have a material adverse effect on our results of operations or financial position. Our operations are also subject to the risk of new and different legal and regulatory requirements in local jurisdictions, potential difficulties in staffing and managing local operations, credit risk of local customers and distributors, and potentially adverse tax consequences. In addition, our ability to identify, originate and define automotive consumer product trends, as well as gauge and react to changing consumer demands, may be more difficult in foreign markets.

Competition In The Markets In Which We Compete Is Intense And Our Competitors May Develop Products More Popular With Consumers.

We face intense competition in the product lines and markets in which we compete, including the rights to distribute the third party products which we distribute. Our lubricants and consumer products compete with other brands within their product category and with private label products sold by retailers. We compete with numerous manufacturers, importers and distributors of competing products for the limited space available for the display of these products to the consumer. Moreover, the general availability of contract manufacturing allows new entrants easy access to the consumer products markets in which we compete, which may increase the number of our competitors and adversely affect our competitive position and our business. Many of our competitors' financial, distribution, marketing and other resources are substantially greater than those that we possess. Additionally, we only have exclusive rights (and only in North America) to one of the products we distribute.  As such, competitors may freely distribute the third party products which we rebrand and distribute and may further enter into exclusive arrangements with our suppliers, prohibiting us from continuing to supply such products.  If this were to occur, we may be forced to curtail or abandon our operations.

Business Disruptions Could Seriously Harm Eco-Tek’s Operations And Financial Performance.

Business disruptions, including those related to natural disasters, severe weather conditions, supply disruptions, increasing costs for energy, temporary plant and/or power outages, information technology systems and network disruptions, terrorist attacks, armed conflict, war, pandemic diseases or other catastrophic events, could seriously harm Eco-Tek’s operations, as well as the operations of its customers and suppliers, and adversely impact Eco-Tek’s financial performance. Although it is impossible to predict the occurrence or consequences of any such events, they could result in reduced demand for Eco-Tek’s products, make it difficult or impossible for Eco-Tek to manufacture its products or deliver products and services to its customers or to receive raw materials from suppliers, or create delays and inefficiencies in the supply chain.

While Eco-Tek maintains business continuity plans that are intended to allow it to continue operations or mitigate the effect of events that could disrupt its business, Eco-Tek cannot provide assurances that its plans would fully protect it from all such events. In addition, insurance maintained by Eco-Tek to protect against loss of business and other related consequences resulting from business disruptions is subject to coverage limitations, depending on the nature of the risk insured. This insurance may not be sufficient to cover all of Eco-Tek’s damages or damages to others in the event Eco-Tek’s business is disrupted. In addition, insurance related to these types of risks may not be available now or, if available, may not be available in the future at commercially reasonable rates.

The Owner of the Intellectual Property Rights Associated With The Lubricant Formula Eco-Tek Relies On May Terminate The Relationship Of The Parties Or Provide A Third Party Exclusive Rights To Such Formula.

Eco-Tek does not currently have any documented right to use the patent pending lubrication formula used in its products, which was developed by Dr. Nascon (as described above).  Instead, Eco-Tek uses such formula under an informal verbal arrangement with Dr. Nascon.  Moving forward, Eco-Tek intends to acquire exclusive rights to this formula, however there can be no guarantee that Dr. Nascon and Eco-Tek will be able to come to a mutual understanding.  In the future, Dr. Nascon may prevent Eco-Tek’s right to use the patent pending formula.  If this were to occur Eco-Tek may be forced to cease its operations and as a result the value of any investment in the Company may be impaired..

Eco-Tek May Not Be Able To Effectively Protect Or Enforce Its Future Intellectual Property Rights.

Eco-Tek plans to rely on the patent, trademark, trade secret and copyright laws of the United States and other countries to protect its future intellectual property rights. The laws of some countries may not protect Eco-Tek’s intellectual property rights to the same extent as the laws of the United States. Failure of foreign countries to have laws to protect Eco-Tek’s intellectual property rights or an inability to effectively enforce such rights in foreign countries could result in the loss of valuable proprietary information, which could have an adverse effect on Eco-Tek’s business and results of operations.

Even in circumstances in the future where Eco-Tek has a patent on certain technologies, such patents may not provide meaningful protection against competitors or against competing technologies. In addition, any patent applications submitted by Eco-Tek may not result in an issued patent. There can be no assurance that Eco-Tek’s future intellectual property rights will not be challenged, invalidated, circumvented or rendered unenforceable. Eco-Tek could also face claims from third parties alleging that Eco-Tek’s products or processes infringe on their proprietary rights. If Eco-Tek is found liable for infringement, it could be responsible for significant damages, prohibited from using certain products or processes or required to modify certain products and processes. Any such infringement liability could adversely affect Eco-Tek’s product and service offerings, profitability and results of operations.

Eco-Tek also plans to protect its know-how and trade secrets by entering into confidentiality and non-disclosure agreements with most of its employees and third parties. There can be no assurance that such agreements will not be breached or that Eco-Tek will be able to effectively enforce them. Any unauthorized disclosure of any of Eco-Tek’s material know-how or trade secrets could adversely affect Eco-Tek’s business and results of operations.

Risks Relating To the Company’s Securities

We Have Never Paid Cash Dividends In Connection With Our Common Stock And Have No Plans To Pay Dividends In The Future.

We have paid no cash dividends on our common stock to date and it is not anticipated that any cash dividends will be paid to holders of our common stock in the foreseeable future.  While our dividend policy will be based on the operating results and capital needs of our business, it is anticipated that any earnings will be retained to finance our future expansion.

Investors May Face Significant Restrictions On The Resale Of Our Common Stock Due To Federal Regulations Of Penny Stocks.

Our common stock will be subject to the requirements of Rule 15g-9, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as long as the price of our common stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

In addition, various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.

Shareholders May Be Diluted Significantly Through Our Efforts To Obtain Financing And Satisfy Obligations Through The Issuance Of Additional Shares Of Our Common Stock.

We have no committed source of financing. Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares of common stock. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

If We Are Late In Filing Our Quarterly Or Annual Reports With The Securities And Exchange Commission Or A Market Maker Fails To Quote Our Common Stock On The Over-The-Counter Bulletin Board For A Period Of More Than Four Days, We May Be De-Listed From The Over-The-Counter Bulletin Board.

Pursuant to Over-The-Counter Bulletin Board ("OTCBB") rules relating to the timely filing of periodic reports with the Securities and Exchange Commission (“SEC”), any OTCBB issuer which fails to file a periodic report (Form 10-Q or 10-K) by the due date of such report (not withstanding any extension granted to the issuer by the filing of a Form 12b-25), three times during any 24 month period is automatically de-listed from the OTCBB. Such removed issuer would not be re-eligible to be listed on the OTCBB for a period of one year, during which time any subsequent late filing would reset the one-year period of de-listing. Additionally, if a market maker fails to quote our common stock on the OTCBB for a period of more than four consecutive days, we will be automatically delisted from the OTCBB.  As we were late in filing our Form 10-Q for the quarter ending December 31, 2010 and because we failed to timely comply with OTCBB rules requiring us to be “required” to file reports with the SEC (which we complied with by filing a Form 8-A and becoming subject to Section 12 of the Securities Exchange Act of 1934, as amended, reporting obligations in September 2011), if we are late in our filings one additional time prior to the filing of our Form 10-Q for the quarter ended March 31, 2013 or three times in any subsequent 24 month and are de-listed from the OTCBB period or are automatically delisted for failure of a market maker to quote our stock, our securities may become worthless and we may be forced to curtail or abandon our business plan.

State Securities Laws May Limit Secondary Trading, Which May Restrict The States In Which And Conditions Under Which You Can Sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Because We Are Not Subject To Compliance With Rules Requiring The Adoption Of Certain Corporate Governance Measures, Our Stockholders Have Limited Protections Against Interested Director Transactions, Conflicts Of Interest And Similar Matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because our Directors are not independent directors, we do not currently have independent audit or compensation committees. As a result, our Directors have the ability to, among other things, determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and any potential investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, Directors and members of board committees required to provide for our effective management as a result of the Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of Directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

We Do Not Currently Have A Public Market For Our Securities. If There Is A Market For Our Securities In The Future, Such Market May Be Volatile And Illiquid.

While our common stock has been quoted on the Over-The-Counter Bulletin Board (“OTCBB”) under the symbol “SWDZ” since March 2010, only a minimum number of shares of common stock have traded and there is currently no active public market for our common stock. There may not be an active public market for our common stock in the future. If there is an active market for our common stock in the future, we anticipate that such market would be illiquid and would be subject to wide fluctuations in response to several factors, including, but not limited to:

(1)	actual or anticipated variations in our results of operations;
(2)	our ability or inability to generate new revenues;
(3)	the number of shares in our public float;
(4)	increased competition; and
(5)	conditions and trends in the market for our products.

Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.  Additionally, moving forward we anticipate having a limited number of shares in our public float, and as a result, there could be extreme fluctuations in the price of our common stock.  Further, due to the limited volume of our shares which trade and our limited public float, we believe that our stock prices (bid, ask and closing prices) will be entirely arbitrary, will not relate to the actual value of the Company, and will not reflect the actual value of our common stock.  Shareholders and potential investors in our common stock should exercise caution before making an investment in the Company, and should not rely on the publicly quoted or traded stock prices in determining our common stock value, but should instead determine the value of our common stock based on the information contained in the Company's public reports, industry information, and those business valuation methods commonly used to value private companies.

Nevada Law And Our Articles Of Incorporation Authorize Us To Issue Shares Of Stock, Which Shares May Cause Substantial Dilution To Our Existing Shareholders.

We have authorized capital stock consisting of 7,000,000,000 shares of common stock, $0.001 par value per share and 50,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”).  Once the Share Transactions have been affected (which we anticipate occurring shortly after the filing of this report) we will have 250,819,800 shares of common stock issued and outstanding and 1,000 shares of Series A Preferred Stock issued and outstanding which vote 51% on all shareholder matters.  As a result, our Board of Directors has the ability to issue a large number of additional shares of common stock without shareholder approval, which if issued could cause substantial dilution to our then shareholders.  Additionally, shares of Preferred Stock may be issued by our Board of Directors without shareholder approval with voting powers, and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors, which may be greater than the shares of common stock currently outstanding.  As a result, shares of Series A Preferred Stock have been issued by our Board of Directors which cause the holders to have super majority voting power over our shares.  Shares of Preferred Stock may be issued in the future which provide the holders of the Preferred Stock the right to convert the shares of Preferred Stock they hold into shares of our common stock, which may cause substantial dilution to our then common stock shareholders and/or have other rights and preferences greater than those of our common stock shareholders. Investors should keep in mind that the Board of Directors has the authority to issue additional shares of common stock and Preferred Stock, which could cause substantial dilution to our existing shareholders.  Additionally, the dilutive effect of any Preferred Stock, which we may issue may be exacerbated given the fact that such Preferred Stock may have super majority voting rights and/or other rights or preferences which could provide the preferred shareholders with voting control over us and/or give those holders the power to prevent or cause a change in control.  As a result, the issuance of shares of common stock and/or Preferred Stock may cause the value of our securities to decrease and/or become worthless.

FINANCIAL INFORMATION

Management's Discussion And Analysis Of Financial Condition
And Results Of Operations

The following summarizes the factors affecting the operating results and financial condition of the Company following the closing of the Share Exchange Agreement.  This discussion should be read together with the financial statements of Eco-Tek and the notes to financial statements included elsewhere in this current report. In addition to historical financial information, the following discussion and analysis contain forward-looking statements that involve risks, uncertainties and assumptions. Our actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed under “Risk Factors” and elsewhere in this report. We encourage you to review our “Cautionary Note Regarding Forward-Looking Statements and Industry Data” at the front of this current report, and our “Risk Factors” set forth above.

Results of Operations of Eco-Tek Group Inc.

Comparison of First Quarter Ended March 31, 2012 to First Quarter Ended March 31, 2011

Net cash used in operating activities. During the first quarter ended March 31, 2012, net cash used in operating activities was $5,686 compared with $10,205 for the first quarter ended March 31, 2011. The $4,519 decrease in net cash used in operating activities is mainly due to income of $1,018 during the first quarter ended March 31, 2012 compared to the net loss of $34,582 during the first quarter ended March 31, 2011, offset by a decrease in cash used for working capital by $30,841 during the first quarter ended March 31, 2012.

Net cash used in investing activity. Net cash used in investing activities for the first quarter ended March 31, 2011 of $1,023 was for the purchase of equipment. No cash was used in investing activities for the first quarter ended March 31, 2012.

Net cash provided by financing activities. During the first quarter ended March 31, 2012, net cash provided by financing activities was $4,564 compared with $3,912 for the first quarter ended March 31, 2011. During the first quarter ended March 31, 2012, the stockholders advanced the Company $4,564 compared to $3,912 during the first quarter ended March 31, 2011.

Revenue. Revenue increased to $88,520 during the first quarter ended March 31, 2012 from $48,892 during the first quarter ended March 31, 2011. The main reason for the increase in revenue was due to a large customer order of $28,800 fulfilled during the first quarter ended March 31, 2012.

Cost of Products Sold.  Cost of products sold was $47,319 for the quarter ended March 31, 2012, compared to $19,954 for the quarter ended March 31, 2011, an increase of $27,365 from the prior period, which increase was mainly associated with the increase in revenues.

Operating Expenses. Operating expenses decreased to $40,186 for the first quarter ended March 31, 2012 from $63,520 for the first quarter ended March 31, 2011. The decrease in operating expenses was primarily due to a decrease of $9,801 in general and administrative expenses, to $21,430 for the quarter ended March 31, 2012, compared to $31,231 for the quarter ended March 31, 2011, which was mainly due to a reduction in commission paid to external selling agents from $5,206 during the first quarter ended March 31, 2011 to $nil during the first quarter ended March 31, 2012, as the Company terminated all the external selling agents and started using in-house resources to generate sales.

Net income (loss). During the first quarter ended March 31, 2012, we earned net income of $1,018 as compared to a net loss of $34,582 during the year first quarter ended March 31, 2011. The income generated during the first quarter ended March 31, 2012 mainly resulted from a large customer order of $28,800 fulfilled during the first quarter ended March 31, 2012 and the $23,334 decrease in operating expenses for the quarter ended March 31, 2012, compared to the prior year’s period.

Comparison of Fiscal Year Ended December 31, 2011 to Fiscal Year Ended December 31, 2010

Net cash used in operating activities. During the fiscal year ended December 31, 2011, net cash used in operating activities was $25,682 compared with $119,193 for the fiscal year ended December 31, 2010. The decrease in net cash used in operating activities was mainly the result of an increase of $66,291 in net loss, $10,014 of income tax recoverable and a decrease of $96,423 of forgiveness of promissory notes, offset by an increase of $68,831 in contributed services for the fiscal year ended December 31, 2011, compared to the prior year’s period.

Net cash used in investing activities. Net cash used in investing activities for the fiscal year ended December 31, 2011 of $4,550 was for the purchase of equipment. No cash was used in investing activities for the fiscal year ended December 31, 2010.

Net cash provided by financing activities. During the fiscal year ended December 31, 2011, net cash provided by financing activities was $21,892 compared with $133,039 for the fiscal year ended December 31, 2010. The major reason for the decrease is that in the 2010 fiscal year the proceeds from issuance of common shares (issued and to be issued) and advances from stockholders were $63,496 and $65,426, respectively,  as compared to $nil and $21,892, respectively, for the fiscal year 2011.

Revenue. Revenue for the year ended December 31, 2011 was $236,709 compared with $283,912 for the year ended December 31, 2010, a decrease of 17% in the fiscal year 2011. The decrease was a result of the reduced sales and marketing activities during the fiscal year 2011 due to cash flow constraints.

Cost of Products Sold.  Cost of products sold was $154,105 for the year ended December 31, 2011, compared to $189,943 for the year ended December 31, 2010, a decrease of $35,838 from the prior period, which decrease was mainly associated with the decrease in revenues.

Operating Expenses. Operating expenses decreased to $174,663 for the year ended December 31, 2011 from $217,059 for the year ended December 31, 2010. The decrease in operating expenses was primarily related to a $42,803 decrease in selling and delivery expenses, relating mainly to a reduction in commission paid to external selling agents from $46,740 for the fiscal year 2010 to $10,311 for the fiscal year 2011.  During the fiscal year 2011, the Company terminated all the external selling agents and started using in-house resources to generate sales.  Additionally contributing to the decrease in operating expenses was a $12,251 decrease in salaries and wages offset by a $15,470 increase in financial expenses.

Net loss. For the year ended December 31, 2011, we incurred a net loss of $92,958 as compared to a net loss of $26,667 for the year ended December 31, 2010. The increase in net loss was mainly due to the $49,779 decrease in revenue during the fiscal year 2011.

Liquidity and Capital Resources

As of March 31, 2012, Eco-Tek had total assets of $112,986, which included total current assets of $103,752, consisting of cash of $5,834, accounts receivable, net of $55,863, inventory of $25,908, income tax recoverable of $13,263, and prepaid and sundry assets of $2,884, and long-term assets of $9,234 representing equipment, net of depreciation.

Eco-Tek had total liabilities of $533,590, which consisted solely of current liabilities, consisting of accounts payable of $46,462, accrued liabilities of $69,903, and advances from stockholders of $417,225.

Eco-Tek had a working capital deficit of $429,838 and an accumulated deficit of $861,044 as of March 31, 2012.

Eco-Tek will need to raise additional funding to complete the Plan of Operations set forth above.  Currently Eco-Tek has only enough cash on hand to pay for its current level of day to day operations and the Securities and Exchange Commission reporting requirements the Company will become subject to as a result of the closing of the Share Exchange Agreement.

Eco-Tek has budgeted the need for approximately $400,000 of additional funding during the next 12 months to affect the Plan of Operations set forth above and pay costs and expenses associated with the filing requirements with the Securities and Exchange Commission, which funding may not be available on favorable terms, if at all.  If Eco-Tek is unable to raise adequate working capital it will be restricted in the implementation of its business plan.

Moving forward, we plan to seek out additional debt and/or equity financing (similar to the Convertible Notes) to pay costs and expenses associated with our filing requirements with the Securities and Exchange Commission and conduct our exploration activities (as described herein); however, we do not currently have any specific plans to raise such additional financing at this time.  The sale of additional equity securities, if undertaken by the Company and if accomplished, may result in dilution to our shareholders. We cannot assure you, however, that future financing will be available in amounts or on terms acceptable to us, or at all.

There can be no assurance that the Company will be able to continue to raise funds, in which case we may be unable to meet our obligations and we may cease operations.

Inflation

We do not believe that inflation has had in the past or will have in the future any significant negative impact on our operations.

Off Balance Sheets Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

PROPERTIES

Following the closing of the Share Exchange Agreement, the Company plans to move its principal office location to that of Eco-Tek, i.e., 15-65 Woodstream Blvd, Woodbridge, Ontario, Canada L4L 7X6, and to terminate the Company’s prior office space lease in Aberdeen, United Kingdom.  Eco-Tek leases approximately 2,300 square feet at the location above which it uses as a warehouse, office and distribution center.  The lease is on a month-to-month basis pursuant to which Eco-Tek pays approximately $2,500 per month.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

Upon the Closing of the Share Exchange Agreement, the June 2012 Stock Purchase Agreement and the Cancellation Agreement (as described above under Item 1.01), and upon the occurrence of the Share Transactions, the company will have 250,819,800 shares of common stock and 1,000 shares of Series A Preferred Stock which have Super Majority Voting Rights (as described above) issued and outstanding, which number of issued and outstanding shares of common stock and Preferred Stock have been used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares The Series A Preferred Stock Are Able to Vote	Total Voting Shares	Total Voting Percentage Beneficially Owned (1)
Executive Officers and Directors
Ronald Kopman	-	-	-	-	-
Maurizio Cochi	-	-	-	-	-
Barry Wohl	-	-	-	-	-
				-
All officers and Directors as a group (3 persons)	-	-	-	-	-

5% Shareholders
Luciana D’Alessandris 241 Castlehill Rd. Maple, Ontario, Canada L6A 1V8	26,112,813	10.4%	65,264,336	91,377,149(2)	17.9%
Jim Vogiatzis 745 New Westminster Dr., Suite 801 Thornhill, Ontario Canada L4J 8J9	26,112,813	10.4%	65,264,336	91,377,149(2)	17.9%
Michael Zitser 37 Birch Ave. Richmond Hill, Ontario Canada L4C 6C4	26,112,813	10.4%	65,264,336	91,377,149(2)	17.9%
Sergey Kartsev 97 Benjamin Hood Crescent Thornhill, Ontario Canada L4K 5M6	26,112,813	10.4%	65,264,336	91,377,149(2)	17.9%
Gordon and Jay King	28,011,204(3)	10.0%	-	28,011,204(3)	5.2%

Translink Communications	14,005,602(3)	5.3%	-	14,005,602(3)	2.7%

Morgarlan Limited	35,014,006(3)	12.2%	-	35,014,006(3)	6.4%

Ira Morris 227 Sassafras Circle, Thornhill, Ontario L4J 8M6	50,000,000	19.9%			9.8%

(1)           Based on 511,877,143 total voting shares outstanding as of June 29, 2012, which includes 250,819,800 shares of Common Stock and 261,057,343 shares which the Company’s Series A Preferred Stock, voting separately as a class, will be able to vote (see footnote 2).

(2)           The holders of the Series A Preferred Stock (i.e., Luciana D’Alessandris, Jim Vogiatzis, Michael Zitser and Sergey Kartsev, who each hold 250 shares of Series A Preferred Stock), voting together as a separate class will have the right (upon the issuance of such Series A Preferred Stock, which issuance is contemplated as described above) to vote 51% of the voting shares on all shareholder matters, which 51% voting right totaled 261,057,343 voting shares as of June 29, 2012, based on 250,819,800 shares of Common Stock issued and outstanding.

(3)           Represents shares of common stock issuable upon conversion of outstanding convertible notes.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

DIRECTORS AND EXECUTIVE OFFICERS

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Company and Eco-Tek following the consummation of the Share Exchange Agreement are provided below:

NAME	AGE	POSITION
Ronald Kopman	69	President, Chief Financial Officer, and Director

Maurizio Cochi	57	Treasurer, Secretary and Director

Barry Wohl	59	Director

Ronald Kopman

On May 3, 2012, Mr. Kopman was appointed as the President, Chief Financial Officer and Director of the Company.  Since April 1, 2012, Mr. Kopman has served as a Director of and as President of Eco-Tek. Mr. Kopman has served as the Partner, General Manager and Sales Manager of Fastenersavings.com since 2006, which company is engaged in the resale of various industrial fasteners and components.  From 1998 to 2005, Mr. Kopman was self-employed as a consultant working for various companies engaged in the manufacturing and importing of industrial supplies and components.  From 1994 to 1997, Mr. Kopman was employed as the Secretary, Treasurer and Sales Manager of Omega Electric Company, Inc. From 1982 to 1994, Mr. Kopman served as a Real Estate Agent with ReMax Revenue Properties.  From 1968 to 1982, Mr. Kopman served as President and Chief Executive Officer of Fastener World Ltd.

Maurizio Cochi

On May 3, 2012, Mr. Cochi was appointed as the Treasurer, Secretary and Director of the Company.  Since April 1, 2012, Mr. Cochi has served as a Director of and as Secretary and Treasurer of Eco-Tek.Mr. Cochi has served as the owner and Manager of One Stop Auto Centre, an Auto Parts and Product Wholesale Distributor since 1978.  Mr. Cochi graduated with honors from Western Technical Commercial School in Toronto, Ontario in 1973.  Mr. Cochi is a former Director of the Automotive Aftermarket Retailers of Ontario (AARO) and a former Board member of the Learning Enrichment Foundation (LEF).  Mr. Cochi was also an owner of and driver of a Canadian Association for Stock Car Auto Racing (CASCAR) racecar from 1990 to 2002 and an owner and Manager of a CASCAR racing team from 2002 to 2010.

Barry Wohl

On May 3, 2012, Mr. Wohl was appointed as a Director of the Company.  Since April 1, 2012, Mr. Wohl has served as a Director of Eco-Tek.  Mr. Wohl has served as the President of Wohl HR Consulting and Search – Executive Recruiting, since October 2010.  From March 2009 to May 2010, Mr. Wohl served as Vice President of Human Resources for Vector Aerospace, an independent provider of aviation repair and overhaul services.  From April 1996 to January 2009, Mr. Wohl served as Vice President of Human Resources and as a Director of Messier-Dowty, Inc., a designer and manufacturer of aerospace landing gear systems. Mr. Wohl received a Bachelor’s Degree in Mathematics from McMaster University in 1974.  Mr. Wohl has also completed the Cambridge Executive Leadership Program.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our sole Director believes that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the Director(s).

Audit Committee Financial Expert

Our board of Directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the functions of an audit committee can be adequately performed by the Board of Directors. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Directors and our executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Board Meetings and Annual Meeting

During the fiscal year ended June 30, 2011, our Board of Directors did not meet or hold any formal meetings.  We did not hold an annual meeting in 2011.  In the absence of formal board meetings, the Board conducted all of its business and approved all corporate actions during the fiscal year ended June 30, 2011 by the unanimous written consent of its Board of Directors.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines.   In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position (a)	Year ended June 30 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Edwin Slater Former CEO, CFO, President, Secretary Treasurer and Director of the Company	2012(1)	-	-	-	-	-	-	-	$-
	2011	-	-	-	-	-	-	-	$-

Ronald Kopman, President	2012(1)(2)	-	-	-	-	-	-	-	$-

John D’Alessandris Former CEO of Eco-Tek	2012(2)	-	-	-	-	-	-	-	$-
	2011	-	-	-	-	-	-	-	$-

Luciana D’Alessandris Former CEO of Eco-Tek	2012(2)	-	-	-	-	-	-	-	$-

Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000.  During the periods indicated, the Company had no Directors who did not also serve as executive officers of the Company, whose total compensation as provided above, included compensation for services as Directors of the Company (if any).

(1) On May 3, 2012 , Mr. Slater, as the Company’s then sole Director increased the number of Directors of the Company from one (1) to four (4) and appointed Ronald Kopman; Maurizio Cochi and Barry Wohl as Directors of the Company.  Immediately thereafter, Mr. Slater resigned as an officer and Director of the Company and the Board of Directors of the Company appointed Mr. Kopman as the President and Chief Financial Officer of the Company and Mr. Cochi as the Secretary and Treasurer of the Company.

(2) Effective November 27, 2011, Mr. D’Alessandris resigned as the Chief Executive Officer of Eco-Tek.  Effective November 27, 2011, Luciana D’Alessandris began serving as Chief Executive Officer of Eco-Tek after the death of her husband, Mr. D’Alessandris.  Mr. and Mrs. D’Alessandris’ compensation as described above was paid by Eco-Tek during the years indicated.  Effective April 1, 2012, Ms. D’Alessandris resigned and Mr. Kopman was appointed as the Chief Executive Officer of Eco-Tek.

Compensation of Directors

The table below summarizes all compensation of our directors as of June 30, 2012.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Edwin Slater (1)	-	-	-	-	-	-	-
Ronald Kopman (1)	-		-	-	-	-
Maurizio Cochi (1)	-		-	-	-	-
Barry Wohl (1)	-		-	-	-	-

(1) On May 3, 2012 , Mr. Slater, as the Company’s then sole Director increased the number of Directors of the Company from one (1) to four (4) and appointed Ronald Kopman; Maurizio Cochi and Barry Wohl as Directors of the Company

(2) Represents the fair value of the grant of certain options to purchase shares of our common stock calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

None of the Directors of Eco-Tek were paid any consideration during the year ended June 30, 2012 in consideration for services rendered to Eco-Tek as Directors.

Summary of Compensation

Sandalwood Ventures, Ltd. was incorporated in April 2007 and has paid no compensation to any executive or Director to date.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors.  The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination.  Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance.  This package may also include long-term stock based compensation to certain executives which is intended to align the performance of our executives with our long-term business strategies.  Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, in the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In April 2007, we sold an aggregate of 1,120,000,000 shares of our Common Stock to Edwin Slater, our current Chief Executive Officer and Director in consideration for $40,000, or $0.000357 per share.

On or around April 9, 2012, Edwin Slater, our then sole officer and Director and majority shareholder, and Luciana D’Alessandris, Jim Vogiatzis, Michael Zitser and Sergey Kartsev (collectively, the “Purchasers”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”).

Pursuant to the Stock Purchase Agreement, each of the Purchasers agreed to purchase 1/4th of the total shares of common stock held by Mr. Slater (280,000,000 shares of common stock each or 1,120,000,000 shares of common stock in total) for $5,000, or $20,000 in aggregate.    The Stock Purchase Agreement closed on May 3, 2012. Mr. Slater held 93.7% of our outstanding voting securities prior to the closing of the Stock Purchase Agreement and each Purchaser acquired rights to 23.4% of our voting securities (notwithstanding the issuance of the newly designated Series A Preferred Stock, as described below) upon the closing of the Stock Purchase Agreement.

Immediately upon the closing of the Stock Purchase Agreement on May 3, 2012 (the “Closing”), Mr. Slater, as the Company’s then sole Director increased the number of Directors of the Company from one (1) to four (4) and appointed Ronald Kopman; Maurizio Cochi and Barry Wohl as Directors of the Company (the “Change in Directors” and the “New Directors”).  Immediately thereafter, Mr. Slater resigned as an officer and Director of the Company and the Board of Directors of the Company appointed Mr. Kopman as the President and Chief Financial Officer of the Company and Mr. Cochi as the Secretary and Treasurer of the Company.

On May 3, 2012, the Company agreed to issue Ira Morris 1,000 shares of the Company’s newly designated Series A Preferred Stock in consideration for services rendered to the Company.  Upon such issuance, Mr. Morris became the majority shareholder of the Company and a change in control of the Company was deemed to have occurred as a result of the Super Majority Voting Rights (as defined below).

On or around April 9, 2012, Mr. Slater, as the sole Director of the Company approved the filing of a Certificate of Designation of a series of 1,000 shares of Series A Preferred Stock of the Company, which designation was subsequently filed with the Secretary of State of Nevada on April 13, 2012 (the “Series A Preferred Stock”).  The holders of the Series A Preferred Stock, voting separately as a class are entitled to vote in aggregate, on all shareholders matters, 51% of the total vote on such shareholder matters, no matter how many shares of common stock or other voting stock of the Company are issued or outstanding in the future (the “Super Majority Voting Rights”).  Additionally, the Company is prohibited from adopting any amendments to the Company’s Bylaws, Articles of Incorporation, as amended, making any changes to the Certificate of Designation establishing the Series A Preferred Stock, or effecting any reclassification of the Series A Preferred Stock, without the affirmative vote of at least 66-2/3% of the outstanding shares of Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designation that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock.

On June 25, 2012, Sandalwood Ventures, Ltd. (the “Company”) entered into a Share Exchange Agreement with Eco-Tek Group Inc., an Ontario corporation (“Eco-Tek”) and its shareholders (the “Eco-Tek Shareholders”).  The Eco-Tek Shareholders included Luciana D’Alessandris, Jim Vogiatzis, Michael Zitser and Sergey Kartsev.  Pursuant to the Share Exchange Agreement, which closed on June 29, 2012, the Company acquired 100% of the outstanding shares of common stock of Eco-Tek in consideration for an aggregate of 125,000,000 shares of the Company’s common stock which we agreed to issue to the shareholders of Eco-Tek.

Effective June 25, 2012, Ira Morris entered into a Stock Purchase Agreement (as amended and restated) with Luciana D’Alessandris, Jim Vogiatzis, Michael Zitser and Sergey Kartsev and purchased all 1,120,000,000 of the shares of common stock originally purchased by such individuals pursuant to the Stock Purchase Agreement with Mr. Slater, which closed in May 2012.  Subsequent to the closing of the purchase of the shares by Mr. Morris, Mr. Morris entered into a Cancellation of Shares Agreement with the Company and agreed to cancel 1,070,000,000 of the shares purchased in connection with the April 2012 Stock Purchase Agreement in consideration for an aggregate of $20,000 and all 1,000 shares of the Series A Preferred Stock which he held (the “Cancellation” and the “Cancellation Agreement”).

As a result of the Cancellation and the Share Exchange Agreement, the Company will have 250,819,800 shares of common stock issued and outstanding, provided that the shares issuable in connection with the Share Exchange Agreement and cancellable in connection with the Cancellation Agreement have not been issued or cancelled as of the date of this filing, but will be issued and cancelled, respectively (the “Share Transactions”) shortly after the date of this filing.

Various of the Company’s convertible note holders (as described in greater detail above under “Convertible Notes” and under “Security Ownership Of Certain Beneficial Owners And Management”, above) are greater than 5% shareholders of the Company.

Certain Relationships and Related Transactions Related to Eco-Tek

From inception of Eco-Tek to November 27, 2011, John D’Alessandris, the former Chief Executive Officer of Eco-Tek loaned Eco-Tek an aggregate of $366,012 to Eco-Tek (which amount includes accrued salary), which amounts remained outstanding and unpaid as of March 31, 2012.

The Purchasers, Luciana D’Alessandris, Jim Vogiatzis, Michael Zitser and Sergey Kartsev, were each shareholders of Eco-Tek prior to the consummation of the Share Exchange Agreement, and are, subsequent to the closing of the Share Exchange Agreement, shareholders of the Company.

From June 10, 2010, until November 27, 2011, John D’Alessandris (since deceased), the husband of Luciana D’Alessandris, served as a Director of and as President of Eco-Tek.  Effective from November 27, 2011 until April 1, 2012, Luciana D’Alessandris served as President and Director of Eco-Tek.  Mrs. D’Alessandris previously served as Vice President of Eco-Tek from incorporation on June 10, 2012, until November 27, 2011.

From June 10, 2012, until April 1, 2012, Jim Vogiatzis, Michael Zitser and Sergey Kartsev served as Directors of Eco-Tek. Additionally, from June 10, 2012 until April 1, 2012, Sergey Kartsev served as the Secretary and Treasurer of, and Jim Vogiatzis served as Vice President of Eco-Tek .  Finally, Mr. Zitser and Mr. Vogiatzis have performed various research and development for Eco-Tek on a volunteer basis.

Effective April 1, 2012, the Company’s officers and Directors, Ronald Kopman, Maurizio Cochi and Barry Wohl, were appointed as the sole Directors of Eco-Tek.  Additionally, effective April 1, 2012, Mr. Kopman was appointed as President of Eco-Tek and Mr. Cochi was appointed as Secretary and Treasurer of Eco-Tek.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders.  We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof.   On a moving forward basis, our Directors will continue to approve any related party transaction.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S
COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

While our common stock has been quoted on the Over-The-Counter Bulletin Board (“OTCBB”) under the symbol “SWDZ” since March 2010, only a minimum number of shares of common stock have traded and there is currently no active public market for our common stock.

The Company's common stock is considered a "penny stock" as defined in the Commission's rules promulgated under the Exchange Act (the “Rules”). The Commission's rules regarding penny stocks impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally persons with net worth in excess of $1,000,000, exclusive of residence, or an annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Thus the Rules affect the ability of broker-dealers to sell the Company's shares should they wish to do so because of the adverse effect that the Rules have upon liquidity of penny stocks. Unless the transaction is exempt under the Rules, under the Securities Enforcement Remedies and Penny Stock Reform Act of 1990, broker-dealers effecting customer transactions in penny stocks are required to provide their customers with (i) a risk disclosure document; (ii) disclosure of current bid and ask quotations if any; (iii) disclosure of the compensation of the broker-dealer and its sales personnel in the transaction; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account. As a result of the penny stock rules, the market liquidity for the Company's securities may be severely adversely affected by limiting the ability of broker-dealers to sell the Company's securities and the ability of purchasers of the securities to resell them.

Dividends

We have never declared or paid any cash dividends on our common stock, and we do not anticipate paying any dividends in the foreseeable future.  We intend to devote any earnings to fund the operations and the development of our business.

RECENT SALES OF UNREGISTERED SECURITIES

On or around February 10, 2010, the Company entered into (1) a Convertible Promissory Note with Morgarlan Limited (“Morgarlan”), in the amount of $12,500, to evidence amounts loaned to the Company by Morgarlan; and (2) a Convertible Promissory Note with Little Bay Consulting SA (“Little Bay” and together with Morgarlan), in the amount of $12,500, to evidence amounts loaned to the Company by Little Bay.

On October 26, 2010 and November 4, 2010, we entered into Convertible Promissory Notes with Cornerstone Global Investments (“Cornerstone”) and Gordon Douglas King and Jay Louise King (the “Kings”), respectively, each in the amount of $5,000.

On January 31, 2011, February 2, 2011 and February 3, 2011, we entered into Convertible Promissory Notes with Cornerstone, the Kings, and Translink Communications, respectively, each in the amount of $5,000.

Additionally, in February 2011, the Company entered into Amended and Restated Convertible Promissory Notes with Morgarlan, in the amount of $12,500, and Little, in the amount of $12,500, which amended and replaced the prior Convertible Promissory Notes entered into in with such entities in February 2010, and which extended the due date of such Convertible Promissory Notes to February 10, 2012.

In April and June 2011, the Company entered into two Convertible Promissory Notes with Cornerstone in the aggregate amount of $20,000.  In May 2011, the Company entered into a Convertible Promissory Note with MIH Holdings Ltd. in the amount of $10,000.

Effective October 27, 2011 and December 22, 2011, the Company entered into two Convertible Promissory Notes with MIH in the amounts of $5,000 and $10,000, respectively.  Effective November 4, 2011, the Company entered into a Convertible Promissory Note with Little Bay in the amount of $5,000.  The Convertible Promissory Notes evidence amounts loaned to the Company by the holders of the notes.

On or around April 9, 2012, Edwin Slater, our then sole officer and Director and majority shareholder, and Luciana D’Alessandris, Jim Vogiatzis, Michael Zitser and Sergey Kartsev entered into a Stock Purchase Agreement. Pursuant to the Stock Purchase Agreement, each of the Purchasers agreed to purchase 1/4th of the total shares of common stock held by Mr. Slater (280,000,000 shares of common stock each or 1,120,000,000 shares of common stock in total) for $5,000, or $20,000 in aggregate.  The shares of our common stock sold by Mr. Slater pursuant to the Stock Purchase Agreement were transferred in reliance on exemptions from registration pursuant to Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended.

On May 3, 2012, the Company agreed to issue Ira Morris 1,000 shares of the Company’s newly designated Series A Preferred Stock in consideration for services rendered to the Company.  The Series A Preferred Stock shares were issued in reliance on an exemption from registration pursuant to Section 4(2) and/or Regulation S of the Securities Act.

In February and March 2012, we issued three Convertible Promissory Notes. A note dated February 3, 2012 in the principal amount of $5,000 was issued to Little Bay in connection with a loan of $5,000 made to the Company by Little Bay. A note dated February 17, 2012 in the principal amount of $5,000 was issued to MIH Holdings Ltd. (“MIH”) in connection with a loan of $5,000 made to the Company by MIH.  The third note dated March 6, 2012, in the principal amount of $10,000 was issued to MIH in connection with a loan of $10,000 made to the Company by MIH.

Effective April 20, 2012, Talon loaned the Company $115,000, which was evidenced by a Convertible Promissory Note (as amended and restated).

Effective June 26, 2012, Little Bay loaned the Company $30,000, which was evidenced by a Convertible Promissory Note.

All of the Convertible Promissory Notes described above bear interest at the rate of 8% per annum, and are due and payable twelve months from their respective effective dates.  Additionally, the principal and interest due under such Convertible Promissory Notes are convertible into shares of the Company’s common stock at a conversion price of $0.00035714 per share at the option of the respective holders thereof, as provided in such Convertible Promissory Notes.  The funds raised through the sale of the Convertible Promissory Notes were used and are planned to be used for general and administrative purposes.

On June 25, 2012, the Company entered into a Share Exchange Agreement with Eco-Tek and its shareholders.  The Eco-Tek Shareholders included Luciana D’Alessandris, Jim Vogiatzis, Michael Zitser and Sergey Kartsev who in April 2012, entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), which closed in May 2012, and each purchased 1/4th of the total shares of common stock held by Edwin Slater, our then Chief Executive Officer (280,000,000 shares of common stock each or 1,120,000,000 shares of common stock in total, representing 93.7% of our total outstanding shares of common stock) for $5,000, or $20,000 in aggregate.

Pursuant to the Share Exchange Agreement, which closed on June 29, 2012, the Company acquired 100% of the outstanding shares of common stock of Eco-Tek in consideration for an aggregate of 125,000,000 shares of the Company’s common stock which we agreed to issue to the shareholders of Eco-Tek.

Effective June 25, 2012, Ira Morris, who held all 1,000 shares of the Company’s outstanding Series A Preferred Stock, which provided him 51% voting control over the Company, entered into a Stock Purchase Agreement (as amended and restated) with Luciana D’Alessandris, Jim Vogiatzis, Michael Zitser and Sergey Kartsev and purchased all 1,120,000,000 of the shares of common stock originally purchased by such individuals pursuant to the Stock Purchase Agreement with Mr. Slater, which closed in May 2012.  Subsequent to the closing of the purchase of the shares by Mr. Morris, Mr. Morris entered into a Cancellation of Shares Agreement with the Company and agreed to cancel 1,070,000,000 of the shares purchased in connection with the April 2012 Stock Purchase Agreement (described below under “Business”) in consideration for $20,000 and all 1,000 shares of the Series A Preferred Stock which he held (the “Cancellation” and the “Cancellation Agreement”).

We claim an exemption from registration afforded by Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of Convertible Promissory Notes since the sales of the Convertible Promissory Notes were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 250,000,000 shares of common stock, $0.001 par value per share (“Common Stock”) and 50,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”).  As of the date of this filing and taking into account the Share Transactions, we have 250,819,800 shares of Common Stock and 1,000 shares of Series A Preferred Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine.  Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.  There is no cumulative voting of the election of directors then standing for election.  The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption.  Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors (“Board of Directors”) prior to the issuance of any shares thereof.  Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.  The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

Series A Preferred Stock

On April 13, 2012 the Company file a Certificate of Designation of a series of 1,000 shares of Series A Preferred Stock of the Company with the Secretary of State of Nevada (the “Series A Preferred Stock”).  The holders of the Series A Preferred Stock, voting separately as a class are entitled to vote in aggregate, on all shareholders matters, 51% of the total vote on such shareholder matters, no matter how many shares of common stock or other voting stock of the Company are issued or outstanding in the future (the “Super Majority Voting Rights”).  Additionally, the Company is prohibited from adopting any amendments to the Company’s Bylaws, Articles of Incorporation, as amended, making any changes to the Certificate of Designation establishing the Series A Preferred Stock, or effecting any reclassification of the Series A Preferred Stock, without the affirmative vote of at least 66-2/3% of the outstanding shares of Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designation that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock.

Options and Warrants

None.

Convertible Notes

Described in greater detail above under “Convertible Notes”.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Nevada Revised Statutes and our Articles of Incorporation, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former Director, advisory Director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an “Indemnitee”).

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as a defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Except as provided above, the Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's official capacity, or (b) found liable to us.  The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above.  An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.  Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys’ fees for the Indemnitee.  The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Neither our Bylaws, nor our Articles of Incorporation include any specific indemnification provisions for our officer or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The Financial Statements of Eco-Tek, including audited information the years ended December 31, 2012 and 2011, unaudited financial information for the three months ended March 31, 2012 and 2011 and pro forma as if the Share Exchange Agreement had occurred on January 1, 2012, are attached hereto and disclosed in Item 9.01 of this Form 8-k and incorporated herein by this reference.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

None.

FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements and Exhibits are referenced in Item 9.01 of this Form 8-k and are incorporated herein.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file reports with the SEC. These reports, including annual reports, quarterly reports as well as other information we are required to file pursuant to securities laws. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

END OF FORM 10 DISCLOSURE

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

See “Recent Sales Of Unregistered Securities”, above.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION; CHANGE IN FISCAL YEAR

On June 27, 2012, and in connection with and as a result of the Share Exchange Agreement, the Board of Directors of the Company approved a change in the Company’s fiscal year end from June 30 to December 31 of each year, to confirm the Company’s fiscal year to that of Eco-Tek. This change to the calendar year reporting cycle began effective June 27, 2012. As a result of the change, the Company’s next periodic filing will be a Quarterly Report on Form 10-Q for the three and six months ended June 30, 2012.  Moving forward, the Company’s next Annual Report on Form 10-K will be for the year ended December 31, 2012.

ITEM 5.06. CHANGE IN SHELL COMPANY STATUS.

Upon the closing of the Share Exchange Agreement (as described in Item 1.01 and 2.01, above), we ceased our status as a “shell company,” as defined in Rule 12b-2 under the Exchange Act of 1934, as amended (the “Exchange Act”).  Additionally, in connection with the closing of the Share Exchange Agreement, the Company changed its business focus to that of Eco-Tek, oil lubricants and related products and ceased undertaking any mining or mineral exploration operations as were contemplated by its previous business plan.  Accordingly, we have set forth above the information, including the information with respect to our new operations that would be required if we were filing a general form for registration of securities on Form 10 under the Exchange Act, reflecting our common stock in this Report on Form 8-K, above.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description of Exhibit

3.1(1)	Articles of Incorporation

3.2(5)	Certificate of Change Pursuant to NRS 78.209

3.2(7)	Series A Preferred Stock Designation

3.3(1)	Bylaws

10.1(1)	Mineral Property Acquisition Agreement

10.2(2)	Convertible Promissory Note with Morgarlan Limited

10.3(2)	Convertible Promissory Note with Little Bay Consulting SA

10.4(3)	Amended and Restated Convertible Promissory Note with Morgarlan Limited

10.5(3)	Amended and Restated Convertible Promissory Note with Little Bay Consulting SA

10.6(3)	Convertible Promissory Note with Cornerstone Global Investments (Effective October 26, 2010)

10.7(3)	Convertible Promissory Note with Gordon Douglas King and Jay Louise King (Effective November 4, 2010)

10.8(3)	Convertible Promissory Note with Cornerstone Global Investments (Effective January 31, 2011)

10.9(3)	Convertible Promissory Note with Gordon Douglas King and Jay Louise King (Effective February 2, 2011)

10.10(3)	Convertible Promissory Note with Translink Communications (Effective February 3, 2011)

10.11(4)	Convertible Promissory Note with Cornerstone Global Investments (Effective April 19, 2011)

10.12(4)	Convertible Promissory Note with MIH Holdings Ltd. (Effective May 25, 2011)

10.13(4)	Convertible Promissory Note with Cornerstone Global Investments (Effective June 3, 2011)

10.14(6)	Convertible Promissory Note With MIH Holdings Ltd. (Effective October 27, 2011)

10.15(6)	Convertible Promissory Note With Little Bay Consulting SA (Effective November 4, 2011)

10.16(6)	Convertible Promissory Note With MIH Holdings Ltd. (Effective December 22, 2011)

10.17(7)	Stock Purchase Agreement (April 2012)

10.18(8)	$5,000 Convertible Promissory Note with Little Bay Consulting SA (effective February 3, 2012)

10.19(8)	$5,000 Convertible Promissory Note with MIH Holdings Ltd. (effective February 17, 2012)

10.20(8)	$10,000 Convertible Promissory Note with MIH Holdings Ltd. (effective March 6, 2012)

10.21(8)	$115,000 Amended and Restated Convertible Promissory Note with Talon International Corp. (effective April 20, 2012)

10.22(8)	Amendment to Convertible Promissory Note with Cornerstone Global Investments

10.23(8)	Amendment to Convertible Promissory Note with Little Bay Consulting SA

10.24(8)	Amendment to Convertible Promissory Note with MIH Holdings Ltd.

10.25*	Amended and Restated Stock Purchase Agreement (June 2012)

10.26*	Cancellation of Shares Agreement

10.27*	Share Exchange Agreement – Eco-Tek Group Inc., the Company and the Eco-Tek Shareholders

10.28*	Form of Distribution Agreement

10.29*	$30,000 Convertible Promissory Note with Little Bay Consulting SA (effective June 26, 2012)

10.30*	Exclusive Distribution Letter Agreement Regarding Oil Cleaner and Filter

99.1*	Audited Financial Statements of Eco-Tek Group Inc.

99.2*	Unaudited Interim Financial Statements of Eco-Tek Group Inc.

99.3*	Pro Forma Information

*   Attached hereto.

(1) Filed as an exhibit to the Company’s Form S-1 Registration Statement, filed with the Commission on October 19, 2009, and incorporated by reference herein.

(2) Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on February 22, 2010, and incorporated by reference herein.

(3) Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on February 23, 2011, and incorporated by reference herein.

(4) Filed as an exhibit to the Company’s Annual Report on Form 10-K, filed with the Commission on October 11, 2011, and incorporated by reference herein.

(5) Filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on January 26, 2012, and incorporated reference herein.

(6) Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on February 14, 2012, and incorporated herein by reference.

(7) Filed as exhibits to the Company’s Form 8-K current report, filed with the Commission on April 20, 2012, and incorporated herein by reference.

(8) Filed as exhibits to the Company’s Form 8-K current report, filed with the Commission on May 10, 2012, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDALWOOD VENTURES, LTD.

DATED: July 5, 2012	By: /s/ Ronald Kopman
Ronald Kopman
President